UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Pep Boys-Manny, Moe & Jack
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THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

LETTER TO OUR SHAREHOLDERS

2010 was another rewarding year for The Pep Boys - Manny, Moe & Jack, thanks again to our associates and their passionate commitment to our customers.  Our vision is to be The Automotive Solutions Provider of Choice for the Value Oriented Customer, with three primary objectives relative to our customers, our associates and our shareholders:

•        Earn the TRUST of our customers every day
•        Be the Preferred Employer in the automotive after-market
•        Achieve a high-teen pre-tax return on invested capital

We have spent the past three years building our business model from the ground up to deliver on these objectives in a sustainable manner.  In 2009, we made more money than we had in the previous twelve years combined.  In 2010, we improved on that by 59%. We have completed the turnaround phase of our story, but continue to work on additional opportunities to improve the profitability of our base business - like closing gross margin leaks, improving operating efficiencies and further leveraging our payables.  At the same time, we have built a solid foundation upon which to launch our growth phase.

We employ four strategies to achieve our vision to be The Automotive Solutions Provider of Choice for the Value Oriented Customer.

Earn the TRUST of Our Customers Every Day.  We do this by serving them with Speed, Expertise and Respect and providing the best Value.  We measure this through Net Promoter Scores via customer surveys conducted on-line and through outbound calls.  Our Net Promoter Scores have improved in each of the last seven years.  This year we are starting to supplement this metric with customer acquisition and retention data from our recently developed customer database.  This will allow us to measure actual customer behavior, in addition to their reported intentions.  Our rewards membership is now over 12 million - in just 23 months.

We are also using customer data to improve our processes for the benefit of our customers.  We are making it easier for our associates to be successful in serving our customers, as we strive for Execution Excellence.  E-serve, which includes appointment scheduling for tires and service, is a great example of improving the way we serve our customers.  You can check it out at pepboys.com and be sure to visit pepboys.com regularly because we are constantly updating and improving our on-line presence.

The customer experience starts with our associates, which is why we established our objective of being the Preferred Employer in the automotive after-market.  We have put into place and continue to improve our hiring, training, development and two-way communication practices, as well as, our performance-based compensation and benefit plans.  Just as important, we continue to focus on the development of the leaders in our stores.

Lead with Our Service Business and Grow through Service & Tire Centers.  We are a national, full service - tires, maintenance and repair - shop.  We leverage our retail and commercial businesses to buy our parts directly from the manufacturers, and we pass those savings on to our customers in the form of lower prices.  Pep Boys Does Everything.  For Less.  We have ASE-certified technicians on staff at all times.  We invest in the latest equipment.  We have a well-developed training program for all positions in the store.  We know that when customers rely on us every day to keep their cars and trucks running properly, we can provide all the necessary services at the lowest total cost.

We opened 25 new stores in 2009, 35 in 2010 and plan to open 55 more in 2011 - both organically and through acquisitions.  Most of our new stores are Service & Tire Centers.  They are smaller in size and closer to where our target customers live and work.  They leverage the inventory, delivery operations and marketing of the Supercenter five to fifteen minutes away, while improving our market density.  As an example, we have gone from eight to 23 stores in the Orlando market in just over a year’s time.  The typical Service & Tire Center is about six bays and will do about $1 million or more in sales at maturity.  They live up to Does Everything.  For Less.  Plus they are more convenient for our customers.

Establish a Differentiated Retail Experience by Leveraging Our Automotive Superstore.  We have the broadest range of maintenance, performance and appearance products and accessories among national chains.  Our combination of service and retail makes us a leading installer of automotive after-market products.  We are focused on core automotive and continue to optimize our network to provide the highest level of replacement parts coverage.

Our new Supercenter design features a smaller footprint that showcases our service offering and parts availability and enables a consolidated labor model.  And we are very pleased with its impact on the customer experience, operating efficiency and financial performance.  So we have started to test how we will convert our existing stores to this One Team concept that is a win for our customers, our associates and our shareholders.

Leverage our Automotive Superstore to provide the most complete offering for our Commercial customers.  We support other installers also, not just with parts and fluids but also with tires, equipment, accessories and services.  Like our Service & Tire Centers, this leverages our inventory; and the delivery operations also support our Service & Tire Centers.

The result of our constant focus on our vision and strategies is continued improvement in our profitability and a healthy balance sheet.  As of year-end, we had no borrowings on our revolving line of credit and $90 million of cash on hand with which to grow our business and be The Automotive Solutions Provider of Choice for the Value Oriented Customer.  Our team is very energized about what we have accomplished over the past few years and even more excited about our prospects for the future.  Thank you for investing alongside of us.

Michael R. Odell
President & Chief Executive Officer
April 29, 2011

2

THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

It is our pleasure to invite you to Pep Boys 2011 Annual Meeting of Shareholders.  This year’s meeting will be held on Wednesday, June 15, 2011, at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania.  The meeting will begin promptly at 9:00 a.m.

At the meeting, shareholders will act on the following matters:

(Item 1)                       The election of the full Board of Directors for a one-year term.

(Item 2)        An advisory resolution on executive compensation.

(Item 3)        An advisory vote on the frequency of future advisory votes on executive compensation.

(Item 4)        The ratification of the appointment of our independent registered public accounting firm.

(Item 5)        The approval of our Employee Stock Purchase Plan.

(Item 6)        A shareholder proposal regarding lowering the threshold required to call a special meeting of shareholders, if presented by its proponent.

The shareholders will also consider any other business that may properly come before the meeting.  The attached proxy statement provides further information about the matters to be acted on at the meeting.  All shareholders of record at the close of business on Friday, April 8, 2011 are entitled to vote at the meeting and any postponements or adjournments.  Your vote is important to us.  Please vote as soon as possible in one of the following ways:

•           By Internet by visiting the website shown on your Notice of Internet Availability of Proxy Materials or proxy card.

•           By telephone by calling the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials or proxy card.

•           By mail, if you requested printed proxy materials, by returning the proxy card in the postage-paid envelope provided.

•           By following the instructions on your proxy materials if your shares are held in the name of your bank, broker or other holder of record.

Whether or not you plan to attend the meeting, please make sure that your shares are represented by voting in advance of the meeting using one of these methods.

Brian D. Zuckerman
Secretary
April 29, 2011

THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at this year’s Annual Meeting.  The meeting will be held on Wednesday, June 15, 2011, at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania and will begin promptly at 9:00 a.m.

The Company’s Proxy Statement and 2010 Annual Report are available at www.proxyvote.com.

We are pleased to be using a procedure approved by the Securities and Exchange Commission (SEC) that allows companies to furnish their proxy materials to shareholders over the Internet instead of mailing full sets of the printed materials.  We believe that this procedure will reduce costs, provide greater flexibility to our shareholders and reduce the environmental impact of our Annual Meeting.  On or about April 29, 2011, we started mailing to our shareholders a Notice of Internet Availability of Proxy Materials.  The Notice of Internet Availability contains instructions on how to access and read our Proxy Statement and our 2010 Annual Report on the Internet and to vote online.  If you received a Notice of Internet Availability by mail, you will not receive paper copies of the Proxy Materials in the mail unless you request them.  Instead, the Notice of Internet Availability instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet.  If you would like to receive a printed copy of the materials, please follow the instructions on the Notice of Internet Availability for requesting the materials, and we will promptly mail the materials to you.

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2010 Annual Report on or about April 29, 2011.

What is the purpose of the meeting?

At the meeting, shareholders will vote on:

•    The election of directors.

•            An advisory resolution on executive compensation.

•            An advisory vote on the frequency of future advisory votes on executive compensation.

•            The ratification of the appointment of our independent registered public accounting firm.

•            The approval of our Employee Stock Purchase Plan.

•            A shareholder proposal regarding lowering the threshold required to call a special meeting of shareholders, if presented by its proponent.

In addition, we will report on our business operations and will answer questions posed by shareholders.

Who may vote at the meeting?

Common stock is the only class of stock that Pep Boys has outstanding and is referred to in this Proxy Statement as “Pep Boys Stock.”  You may vote those shares of Pep Boys Stock that you owned as of the close of business on the record date, April 8, 2011.  As of the record date, 52,653,029 shares were outstanding.

What are the voting rights of Pep Boys’ shareholders?

Each shareholder is entitled to one vote per share on all matters including in uncontested elections of directors.

In contested elections of directors, elections where the number of nominees exceeds the number of directors to be elected, each shareholder is entitled to vote cumulatively.  Cumulative voting entitles each shareholder to the number of votes equal to the number of shares owned by the shareholder multiplied by the number of directors to be elected.  Accordingly and without satisfying any condition precedent, a shareholder may cast all of his votes for one nominee for director or allocate his votes among all the nominees.

How do I vote?

You may vote using any of the following methods:

•     Internet.  You may vote your shares by the Internet.  You will need the control number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable.  The web site for Internet voting is also listed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials.  Internet voting is available 24 hours a day and will be accessible until 11:59 P.M. Eastern Time on June 14, 2011.  You will be able to confirm that the system has properly recorded your vote.  If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.

•     Telephone.  If located in the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions.  You will need the control number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable.  Telephone voting is available 24 hours a day and will be accessible until 11:59 P.M. Eastern Time on June 14, 2011.  You will be able to confirm that the system has properly recorded your vote.  If you vote by telephone, you do NOT need to return a proxy card or voting instruction form.

•     Mail.  If you received printed copies of the proxy materials by mail, you can vote by mail.  Simply complete and sign the proxy card and return it in the postage-paid envelope included in the materials.  If you hold your shares through a bank or brokerage account, please complete and mail the voting instruction form in the envelope provided.

•     Ballot at the Annual Meeting.  You may vote your shares at the meeting if you or your authorized proxy attends the meeting.  Even if you plan to attend the meeting, we encourage you to vote your shares by proxy using one of the foregoing methods.

Your shares will be voted as you direct.  If you sign and return a proxy card prior to the meeting that does not contain instructions, your shares will be voted as recommended by the Board of Directors.

Can I change my vote after I return my proxy card?

Yes.  You may revoke your proxy at any time prior to its exercise at the meeting by (i) providing a later dated vote by Internet or telephone, (ii) delivering either a written revocation notice or another signed proxy card with a later date to our corporate Secretary or (iii) attending the meeting, requesting that your previously delivered proxy be revoked and then voting in person.

How many votes must be present to hold the meeting?

In order to hold the meeting, a majority of the shares of Pep Boys Stock outstanding on the April 8, 2011 record date must be present at the meeting.  The presence of such a majority is called a quorum.  Since 52,653,029 shares were outstanding on the record date, at least 26,326,515 shares must be present to establish a quorum.

Your shares are counted as present at the meeting if you attend and vote in person or if you properly return a proxy card.  Abstentions will be counted as present for the purpose of determining whether there is a quorum for all matters to be acted upon at the meeting.

If a shareholder is the beneficial owner of shares held in “street name” by a bank or brokerage firm, such bank or brokerage firm, as the record holder of the shares, is required to vote those shares in accordance with such shareholder’s instructions.  If the shareholder does not give instructions to such bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to certain “discretionary” items, but will not be permitted to vote such shareholder’s shares with respect to “non-discretionary” items.  In the case of non-discretionary items, the shares will be treated as “broker non-votes.”  Shares treated as broker non-votes will be included for purposes of calculating the presence of a quorum.  Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal.

How many votes are needed to elect directors?

In uncontested elections, a director nominee will only be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee.  This is commonly referred to as a “majority vote.”  An “abstain” vote will have no effect on the outcome of the election, but will be counted for purposes of determining whether a quorum is present.  Under Pennsylvania law, if an incumbent director does not receive a majority vote, then the incumbent director will continue to serve on the Board of Directors until his or her successor is elected and qualified.  However, an incumbent director who does not receive the required majority vote for re-election is required to tender a resignation to the Board of Directors.  The Board of Directors will then accept or reject the resignation, or take other appropriate action, based upon the best interests of Pep Boys and our shareholders and will publicly disclose its decision and rationale within 90 days.

In contested elections, the nominees who receive the most votes cast “for” at the annual meeting will be elected.

How many votes are needed to approve the other matters to be acted on at the meeting?

Each of the other matters must be approved by a majority of the votes cast on such matter.  Abstentions are not considered votes “cast” for matters, and therefore will have no effect on the vote for matters and will not be considered in determining whether such proposals have received the requisite shareholder vote.

What are the Board of Directors’ recommendations?

Unless you give other directions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

The Board recommends a vote:

•            FOR election of the nominated slate of directors.

•            FOR the advisory resolution on executive compensation.

•            FOR the advisory vote to conduct future advisory votes on executive compensation every year.

•            FOR the ratification of the appointment of our independent registered public accounting firm.

•            FOR the approval of our Employee Stock Purchase Plan.

•            AGAINST the shareholder proposal regarding lowering the threshold required to call a special meeting of shareholders, if presented by its proponent.

We have not received proper notice of, and are not aware of, any other matters to be brought before the meeting.  If any other matters properly come before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders named on the proxy card.

A note about certain information contained in this Proxy Statement

Filings made by companies with the SEC sometimes “incorporate information by reference.”  This means that the company is referring you to information that has previously been filed with the SEC and that such information should be considered part of the filing you are then reading.  The Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

SHARE OWNERSHIP

Who are Pep Boys’ largest shareholders?

Based solely on a review of filings with the SEC, the following table provides information about those shareholders that beneficially own more than 5% of the outstanding shares of Pep Boys Stock.

Name	Number of Shares Owned	Percent of Outstanding Shares

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746(a)	4,076,620	7.7%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022(b)	4,065,825	7.7%

Glenhill Advisors, LLC and affiliates 156 West 56th Street, 17th Floor New York, NY 10019(c)	2,677,297	5.1%

(a)                    Based upon information disclosed in a Schedule 13G/A filed on February 11, 2011.  Dimensional Fund Advisers LP disclaims beneficial ownership of such shares.

(b)                   Based upon information disclosed in a Schedule 13G filed on February 8, 2011.

(c)                    Based upon information disclosed in a Schedule 13G/A filed on February 14, 2011.

How many shares do Pep Boys’ directors and executive officers own?

The following table shows how many shares our directors and executive officers named in the Summary Compensation Table beneficially owned on April 8, 2011.  The business address for each of such individuals is 3111 West Allegheny Avenue, Philadelphia, PA 19132.

Name	Number of Shares Owned(a)	Percent of Outstanding Shares

James A. Mitarotonda(b)	2,479,098	4.7%

Michael R. Odell	492,859	+

Raymond L. Arthur	268,914	+

Max L. Lukens	163,763	+

Scott A. Webb	142,265	+

Joseph A. Cirelli	118,471	+

Nick White	81,670	+

John T. Sweetwood	63,380	+

Robert H. Hotz	63,216	+

Jane Scaccetti	62,416	+

William E. Shull III	61,455	+

James A. Williams	48,760	+

M. Shân Atkins	43,016	+

Irvin D. Reid	19,658	+

Directors and executive officers as a group (16 people)	4,262,552	7.9%

+                 Represents less than 1%.

(a)          Includes shares for which the named person has sole voting and investment power and non-voting interests including restricted stock units and deferred compensation accounted for as Pep Boys Stock.  Also includes shares that can be acquired through stock option exercises through June 7, 2011:  Mitarotonda – 14,188; Odell – 312,621; Arthur – 132,898; Lukens – 7,859; Webb – 52,898; Cirelli – 49,083; White – 14,143; Sweetwood – 33,666; Hotz – 21,166; ; Scaccetti – 29,666; ; Shull – 32,986; Williams – 14,188; Atkins – 21,166 Reid – 10,256; and as a group – 822,450.

(b)         Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp., which is the general partner of Barington Capital Group, L.P., which is the majority member of each of Barington Companies Investors, LLC (“Barington Investors”) and Barington Companies Advisors, LLC (“Barington Advisors”).  Barington Investors is the general partner of Barington Companies Equity Partners, L.P. (“Barington”).  Barington Advisors is the general partner of Barington Investments, L.P.  (“Barington Investments”).  Barington and Barington Investments beneficially own 1,459,558 and 991,780 shares of Pep Boys Stock, respectively.  Mr. Mitarotonda disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(ITEM 1)     ELECTION OF DIRECTORS

What is the makeup of the Board of Directors?

Our Board of Directors currently consists of 10 members, nine non-management directors and our President & Chief Executive Officer.  All of our current directors have been nominated for re-election.

Nominees for Election

The Board of Directors proposes that the following nominees be elected.  If elected, each nominee will serve a one-year term expiring at the 2012 Annual Meeting and until such director’s successor has been duly elected and qualified.  Each of the nominees has consented to serve, if elected.  Unless contrary instructions are given, the proxy holders named on the enclosed proxy card will vote for the election of these nominees.  If any nominee becomes unavailable to serve as a director, the proxy holders will vote for the election of any substitute nominee designated by the Board.

The nominees standing for election are:

Jane Scaccetti	Director since 2002

Ms. Scaccetti, 57, a CPA, is the Chief Executive Officer of Drucker & Scaccetti PC, a public accounting and business advisory firm, of which she has a been a principal since 1990.  During the past five years, Ms. Scaccetti served as a director of Di Giorgio Corporation and Nutrition Management Services Company.  Ms. Scacetti’s financial expertise, public-company director experience, familiarity with Pep Boys’ business garnered through her tenure as a Director and diversity were the primary qualifications resulting in her nomination for re-election.

John T. Sweetwood	Director since 2002

Mr. Sweetwood, 63, is a principal and the President of Woods Investment, LLC, a private real estate investment firm.  From 1995 through 2002, Mr. Sweetwood served as an officer, and ultimately as President of The Americas, of Six Continents Hotels (currently, Intercontinental Hotels Group), a division of Six Continents PLC (currently IHG PLC) that operates hotels under the InterContinental, Crown Plaza, Holiday Inn and other brands.  Mr. Sweetwood’s marketing and service industry expertise, together with his familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

M. Shân Atkins	Director since 2004

Ms. Atkins, 54, a CPA and Chartered Accountant, is Managing Director of Chetrum Capital LLC, a private investment firm.  From 1996 through 2001, Ms. Atkins served as an officer, and ultimately as Executive Vice President — Strategic Initiatives, of Sears Roebuck & Co.  Ms. Atkins currently serves as a director of Shoppers Drug Mart Corporation, Spartan Stores, Inc. and Tim Hortons Inc.  Ms. Atkins’ retail industry, operations, strategic planning and financial expertise, public-company director experience, familiarity with Pep Boys’ business garnered through her tenure as a Director and diversity were the primary qualifications resulting in her nomination for re-election.

Robert H. Hotz	Director since 2005

Mr. Hotz, 66, is Senior Managing Director, Co-Head of Investment Banking, a member of the Operating Committee and Co-Chairman of Houlihan Lokey Howard & Zukin, Inc, where he has been employed since 2002.  Mr. Hotz currently serves as a director of Universal Health Services, Inc.  Mr. Hotz’ financial, M&A and regulatory expertise, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

James A. Mitarotonda	Director since August 2006

Mr. Mitarotonda, 56, is the Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded in 1991.  Mr. Mitarotonda served as the President and Chief Executive Officer of Dynabazaar, Inc. from May 2006 until April 2007 and January 2004 until December 2004.  Mr. Mitarotonda also served as the Co-Chief Executive Officer and Co-Chairman of L Q Corporation, Inc. from April 2003 until May 2004 and as its sole Chief Executive Officer from May 2004 until October 2004.  Mr. Mitarotonda currently serves as a director of A. Schulman, Inc., Griffon Corporation and Gerber Scientific, Inc. and, during the past five years, served as a director of Sielox, Inc. (formerly Dynabazaar, Inc.) and L Q Corporation, Inc.  Mr. Mitarotonda’s status as a significant shareholder, financial and corporate governance expertise, experiences as a chief executive officer, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director and former Chairman of the Board were the primary qualifications resulting in his nomination for re-election.

Nick White	Director since August 2006

Mr. White, 66, is President and Chief Executive Officer of White & Associates, a management consulting firm that he founded in 2000.  From 1973 through 2000, Mr. White held numerous executive and management level positions with Wal-Mart Stores, Inc., including Executive Vice President and General Manager of the Supercenter division from 1990 to 2000 and Executive Vice President and General Manager of Sam’s Wholesale Club from 1985 through 1989.  Mr. White currently serves as a director of Dillard’s, Inc and, during the past five years, served as a director of Gold Toe Corporation, Oneida Ltd. and Playtex Products, Inc.  Mr. White’s retail industry, operations and merchandising expertise, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

James A. Williams	Director since August 2006

Mr. Williams, 68, is the President & CEO of International Legwear Group, a sock and legwear manufacturer and marketer that he founded in September of 2010.  In 2008, Mr. Williams retired from his position of Corporate President and Vice Chairman of GoldToeMoretz, LLC, the resultant parent company formed as a result of the merger of Gold Toe Brands, Inc. and Moretz Sports, Inc. in October 2006.  From 1990 through October 2006, Mr. Williams served as the President and Chief Executive Officer of Gold Toe Brands, Inc., the largest branded sock manufacturer in the United States.  During the past five years, Mr. Williams served as a director of Gold Toe Corporation.  Mr. Williams’ experiences as a chief executive officer, supply chain and financial expertise, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

Irvin D. Reid	Director since December 2007

Dr. Reid, 70, is the President Emeritus and Eugene Applebaum Professor, Community Engagement, at Wayne State University, an urban research university located in Detroit, Michigan and served two three-year terms on the Board of the Federal Reserve Bank of Chicago (Detroit Branch).  Mr. Reid currently serves as a director of A. Schulman, Inc. and Mack-Cali Realty Corporation and, during the past five years, served as a director of Handleman Corporation.  Mr. Reid’s financial and regulatory expertise, public-company director experience, familiarity with Pep Boys’ business garnered through his tenure as a Director and diversity were the primary qualifications resulting in his nomination for re-election.

Michael R. Odell	Director since July 2008

Mr. Odell, 47, has been our Chief Executive Officer since September 22, 2008, and was designated with the additional title of President in June 2010.  He joined Pep Boys in September 2007 as Executive Vice President—Chief Operating Officer, after having most recently served as the Executive Vice President and General Manager of Sears Retail & Specialty Stores.  Mr. Odell joined Sears in its finance department in 1994 where he served until he joined Sears operations team in 1998. There he served in various executive operations positions of increasing seniority, including as Vice President, Stores—Sears Automotive Group.  Mr. Odell’s position as our President & Chief Executive Officer and his automotive aftermarket, retail industry, service industry, operations and financial expertise were the primary qualifications resulting in his nomination for re-election.

Max L. Lukens	Director and Chairman of the Board since June 2009

Mr. Lukens, 62, is retired.  He was the President and Chief Executive Officer of Stewart & Stevenson Services, Inc., a company primarily engaged in the design, manufacture and service of military tactical vehicles, from March 2004 until May 2006 when the company was sold.  He served as Interim Chief Executive Officer and President of Stewart & Stevenson from September 2003 until March 2004, and as Chairman of the Board from December 2002 to March 2004.  From 1981 until January 2000, Mr. Lukens worked for Baker Hughes Incorporated, an oilfield services company, in a number of capacities, including Chairman of the Board, President and Chief Executive Officer.  Mr. Lukens served on our Board of Directors from August 2006 until October 2007, when he resigned for personal reasons due to the illness of a family member.  Mr. Lukens currently serves as a director of Westlake Chemical Corporation and, during the past five years, served as a director of NCI Building Systems Inc.  Mr. Lukens’ experiences as a chief executive officer, service industry and financial expertise, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

Each of Messrs. Mitarotonda, Reid, White and Williams was originally appointed to the Board pursuant to the terms of an agreement between the Company and a group of investors led by Barington Capital Group, L.P.  Such agreement has since expired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

EACH OF THESE NOMINEES FOR DIRECTOR

Corporate Governance

Our Board of Directors’ governance principles are embodied in our corporate Code of Ethics (applicable to all Pep Boys associates including our executive officers and members of the Board), the Board of Directors Code of Conduct and the various Board committee charters, all of which are available for review on our website, www.pepboys.com, or which will be provided in writing, free of charge, to any shareholder upon request to: Pep Boys, 3111 West Allegheny Avenue, Philadelphia, PA 19132, Attention: Secretary.  The information on our website is not part of this Proxy Statement.  References to our website herein are intended as inactive textual references only.

As required by the New York Stock Exchange (NYSE), promptly following our 2010 Annual Meeting, our CEO certified to the NYSE that he was not aware of any violation by Pep Boys of NYSE corporate governance listing standards.

Diversity.  While the Board has not adopted a formal diversity policy, in accordance with the Board’s Code of Conduct, the Nominating and Governance Committee annually reviews with the full Board, the appropriate skills and characteristics required of Directors and nominees in the context of the current make-up of the Board, including diversity of age, gender, ethnicity and personal experiences.

Independence.  An independent director is independent from management and free from any relationship with Pep Boys that, in the opinion of the Board, would interfere in the exercise of independent judgment as a director.  In reaching such an opinion, the Board considers, among other factors, the guidelines for independent directors promulgated by the NYSE.  The independence of the outside directors is reviewed annually by the full Board.  In accordance with NYSE guidelines, our Board consists of a majority of independent directors.  In fact, all of our current directors, except our President & Chief Executive Officer, Mr. Odell, are independent.  All Committees of the Board consist entirely of independent directors.

Executive Sessions of the Independent Directors.  Our non-executive Chairman, Mr. Lukens, presides over all such sessions, which are held, at a minimum, immediately following all regularly scheduled Board meetings.

Board Leadership Structure and Role in Risk Oversight.  Pep Boys currently separates the roles of Chairman of the Board and Chief Executive Officer.  Given the relatively short tenure of both our current Chairman of the Board and President & Chief Executive Officer, the Board believes that the separation of these roles currently allows the President & Chief Executive Officer to focus his efforts primarily on the successful short and long-term operations of the Company for the benefit of all its constituents, while allowing the Chairman of the Board to manage the operation of the Board in its oversight of the President & Chief Executive Officer and Pep Boys’ strategic direction.

Pep Boys has adopted an enterprise risk oversight program pursuant to which management, lead by Pep Boys’ Chief Financial Officer and General Counsel, together with the Audit Committee identifies the most significant risks faced by the Company.  On a quarterly basis, management assesses the status of these risks and the Company’s mitigation efforts against them, which are reporting in writing to the full Board and discussed in detail with the Audit Committee and in summary fashion with the full Board.

Compensation Policies and Practices Risk.  In connection with its annual review of Pep Boys’ compensation policies and practices, our Compensation Committee of the Board of Directors, together with senior management and the Compensation Committee’s independent executive compensation consultant, considered whether any of our compensation policies and practices has the potential to create risks that are reasonably likely to have a material adverse effect on Pep Boys.  The Compensation Committee considered the risk profile of our business and the design and structure of our compensation policies and practices.  We concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Pep Boys based on the following:

•             Pep Boys is not engaged in speculative activities that have the potential for creating unusual gains or losses.

•             Our base salaries, retirement benefits, perquisites and generally available benefit programs create little, if any, risk to Pep Boys.

•             Except as provided below, all of our management employees who receive short-term incentive-based compensation do so pursuant to the terms of our shareholder approved Annual Incentive Bonus Plan.  The bonus targets under such plan for Officer’s are entirely based, and for middle-management are primarily based, upon the achievement of stated corporate-level financial objectives, which are in alignment with our overall business plan.  In particular, we do not place disproportionate weight on any one metric, do not include an inordinate amount of metrics, reasonably leverage the selected metrics and employ features to mitigate risks, including limitations on annual cash payouts.  Accordingly, we do not believe that the structure of the Annual Incentive Bonus Plan encourages associates to take risks that are reasonably likely to have a material adverse effect on Pep Boys.  (The aforementioned exception is for store level associates who have a separate bonus program and whose bonus compensation, individually or in the aggregate, is of an amount that creates little, if any, risk to Pep Boys.)

•             Our long-term incentive-based compensation is granted in the form of equity awards, which are subject to time-based and performance-based vesting that is aligned to our corporate objective of creating value for our shareholders.  The nature of such awards discourages short-term risk taking.  In addition, our officers are subject to share ownership guidelines requiring them to be invested in our future performance.

•             We believe that our mix of fixed compensation and “at risk” compensation does not encourage inappropriate risk-taking by our associates.

Personal Loans to Executive Officers and Directors.  Pep Boys has no personal loans extended to its executive officers or directors.

Director Attendance at the Annual Meeting.   All Board members are strongly encouraged to attend the Annual Meeting of Shareholders.  All nominees then standing for election attended the 2010 Annual Meeting.

Communicating with the Board of Directors.  Interested parties should address all communications to the full Board or an individual director to the attention of our corporate Secretary.  Our corporate Secretary reviews all such communications to determine if they are related to specific products or services, are solicitations or otherwise relate to improper or irrelevant topics.  All such improper communications receive a response in due course.  Any communication directed to an individual director relating solely to a matter involving such director is forwarded to such director.  Any communication directed to an individual director relating to a matter involving both such director and Pep Boys or the Board of Directors, as a whole, is forwarded to such director and the Chairman of the Board.  The balance of the communications are forwarded to the Chairman of the Board.  Except for improper communications, all interested party communications to the Board of Directors or an individual director received by the corporate Secretary are kept in confidence from management.  These procedures were adopted unanimously by the independent directors.

Compensation Committee Interlocks and Insider Participation

Ms. Atkins and Messrs. Hotz and Mitarotonda are the current members of our Compensation Committee.  None of these members is or has been an officer or employee of Pep Boys or has any relationship with Pep Boys requiring disclosure under Item 404 of SEC Regulation S-K.  No executive officer of Pep Boys serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Pep Boys’ Board of Directors or Compensation Committee.

Meetings and Committees of the Board of Directors

The Board of Directors held ten meetings during fiscal 2010.  During fiscal 2010, each director standing for re-election attended at least 75% of the aggregate number of meetings held by the Board and all committee(s) on which such director served.  The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.  All Committee members are “independent” as defined by the listing standards of the NYSE.

Audit Committee.  Ms. Scaccetti (chair), Mr. Hotz, Dr. Reid and Mr. Williams are the current members of the Audit Committee.  The Audit Committee reviews Pep Boys’ consolidated financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records.  The Audit Committee met eight times during fiscal 2010.

Compensation Committee.  Ms. Atkins (chair) and Messrs. Hotz and Mitarotonda are the current members of the Compensation Committee.  The Compensation Committee recommends the compensation structure, components and levels for all of Pep Boys’ officers.  The Compensation Committee met 13 times during fiscal 2010.

Nominating and Governance Committee.  Messrs. Sweetwood (chair), Mitarotonda and Reid and Ms. Scaccetti are the current members of the Nominating and Governance Committee.  The Nominating and Governance Committee recommends candidates to serve on the Board and serves as the Board’s representative on all corporate governance matters.  The Nominating and Governance Committee met twice during fiscal 2010.

Operating Efficiency Committee.  The Board has appointed a special committee that meets from time-to-time to assist management with identifying and realizing opportunities to improve operational performance.  The Committee currently consists of Messrs. White (chair), Sweetwood and Williams and Ms. Atkins.

Can a shareholder nominate a candidate for director?

The Nominating and Governance Committee considers nominees recommended by our shareholders.  Written recommendations should be sent to our offices located at 3111 West Allegheny Avenue, Philadelphia, PA 19132, Attention: Secretary.  The recommendation should state the qualifications of the nominee to be considered.

A shareholder may also nominate candidates to be considered for election as directors at an upcoming shareholders’ meeting by timely notifying us in accordance with our By-laws.  To be timely, a shareholder’s notice must be received at our principal executive offices not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting.  If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received at our principal executive offices within ten days of the date of such public announcement will be considered timely.  The shareholder’s notice must also set forth all of the following information:

•             the name and address of the shareholder making the nomination;

•             a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee;

•             the name of the proposed nominee;

•             the proposed nominee’s principal occupation and employment for the past 5 years;

•             a description of any other directorships held by the proposed nominee; and

•             a description of all arrangements or understandings between the nominee and any other person or persons relating to the nomination of, and voting arrangements with respect to, the nominee.

How are candidates identified and evaluated?

Identification.  The Nominating and Governance Committee considers all candidates recommended by our shareholders, directors and senior management on an equal basis.  The Nominating and Governance Committee’s preference is to identify nominees using our own resources, but has the authority to and will engage search firms(s) as necessary.

Qualifications.  The Nominating and Governance Committee evaluates each candidate’s professional background and experience, judgment and diversity (age, gender, ethnicity and personal experiences) and his or her independence from Pep Boys.  Such qualifications are evaluated against our then current requirements, as expressed by the full Board and our President & Chief Executive Officer, and the current make up of the full Board.

Evaluations.  Candidates are evaluated on the basis of their resume, third party references, public reputation and personnel interviews.  Before a candidate can be recommended to the full Board, such candidate is generally interviewed by each member of the Nominating and Governance Committee and meets, in person, with at least one member of the Nominating and Governance Committee, the Chairman of the Board and the President & Chief Executive Officer.

How are directors compensated?

In 2010, in consultation with Pay Governance, LLC, our compensation consultant, we reviewed our director compensation in comparison to the compensation paid to the directors of the companies comprising our peer group (see, “EXECUTIVE COMPENSATION — Compensation Discussion & Analysis — Summary” for a description of our peer group) and as it related to the changing workload of our Board as dictated by the emerging trends in corporate governance.  As a result, in June 2010, we revised our director compensation to (i) increase the aggregate value of the annual equity grants by $10,000, (ii) increase the base compensation of our Chairman of the Board (who does not receive committee fees despite attending most committee meetings as a non-voting participant) by $20,000, (iii) increase the Compensation Committee chair and member fees by $5,000 and $2,500, respectively, and (iv) decrease the Audit Committee chair and member fees by $5,000 and $3,000, respectively.  The current director compensation is detailed below.

Base Compensation.  Each non-management director (other than the Chairman of the Board) receives an annual director’s fee of $35,000.  Our Chairman of the Board receives an annual director’s fee of $100,000.

Committee Compensation.  Directors serving on our committees also receive the following annual fees.

	Chair	Member
Audit	$20,000	$12,000
Compensation	$15,000	$7,500
Nominating and Governance	$10,000	$5,000
Operating Efficiency	$10,000	$5,000

Equity Grants.  The 2009 Stock Incentive Plan provides for an annual equity grant having an aggregate value of $55,000 to non-management directors.  The Stock Incentive Plan is administered, interpreted and implemented by the Compensation Committee.

The following table details the compensation paid to non-employee directors during the fiscal year ended January 29, 2011.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)	Total ($)

M. Shân Atkins	52,500	55,000	107,500
Robert H. Hotz	52,500	55,000	107,500
Max L. Lukens	90,000	55,000	145,000
James A. Mitarotonda	46,250	55,000	101,250
Irvin D. Reid	51,000	55,000	106,000
Jane Scaccetti	57,500	55,000	112,500
John T. Sweetwood	47,500	55,000	102,500
Nick White	45,000	55,000	100,833
James A. Williams	53,500	55,000	108,500

Share Ownership Guidelines.  Each of our non-employee directors is expected to hold shares equal to 4x the annual director retainer (i.e., $140,000).  The share ownership levels may be satisfied through direct share ownership and/or by holding unvested time-based RSUs and vested “in the money” stock options.  Non-employee directors have five years from their appointment to Board to achieve their expected ownership level.  If in a shortfall position, (i) a non-employee director may not sell Pep Boys Stock and (ii) all net after-tax shares acquired upon the exercise of stock options must be retained.  All of our non-employee directors are currently in compliance with our share ownership guidelines.

Certain Relationships and Related Transactions

The Audit Committee, which is comprised of independent directors, has established a written Related Party Transaction Policy.  Such policy provides that to help identify related-party transactions and relationships (i) all transactions between the Company and another party are reviewed by the Company’s legal and finance departments prior to the execution of definitive transaction documents and (ii) each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company.  The full Board of Directors reviews and approves, ratifies or rejects any transactions and relationships of the nature that would be required to be disclosed under Item 404 of Regulation S-K.  In reviewing any such related-party transaction or relationship, the Board considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company.  No such relationships or transactions of a nature required to be disclosed under Item 404 of Regulation S-K currently exist.

Involvement of Certain Legal Proceedings

None of our directors or executive officers are currently involved, or have been involved during the last ten years, in a legal proceeding of the type required to be disclosed under Item 402 of Regulation S-K.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews Pep Boys’ financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records.  Each committee member is “independent” as defined by the listing standards of the New York Stock Exchange.  Ms. Scaccetti (chair), Mr. Hotz, Mr. Reid and Mr. Williams are the current members of the Audit Committee.  Ms. Scaccetti has been designated by the full Board as an Audit Committee Financial Expert as defined by SEC regulations.  A written charter adopted by the full Board governs the activities of the Audit Committee.  The charter is reviewed, and when necessary revised, annually.

Management has primary responsibility for Pep Boys’ internal accounting controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of Pep Boys’ consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report as a result of such audits.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee serves as a focal point for communication among the Board of Directors and its committees, the independent registered public accounting firm, management and Pep Boys’ internal audit function, as the respective duties of such groups, or their constituent members, relate to Pep Boys’ financial accounting and reporting and to its internal controls.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm.  These discussions included the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board (Communication with Audit Committees).  The Audit Committee also reviewed and discussed with management, the internal auditors and the independent registered public accounting firm, management’s report, and the independent registered public accounting firm’s attestation, on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm its independence from Pep Boys and its management, including the written disclosures submitted to the Audit Committee by the independent registered public accounting firm as required by the Public Company Accounting Oversight Board.

Based upon the discussions and reviews referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management’s report on internal control over financial reporting in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC.

This report is submitted by: Jane Scaccetti; Robert H. Hotz; Irvin D. Reid; and James A. Williams.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the aggregate fees billed to us by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

Fiscal Year	2010	2009
Audit Fees	$1,422,915	$1,542,601
Audit-Related Fees	0	0
Tax Fees	47,623	61,132
All Other Fees	0	0
Total	$1,470,538	$1,603,733

Audit Fees.  Audit Fees billed in fiscal 2010 and fiscal 2009 consisted of (i) the audit of our annual financial statements, (ii) the audit of our internal control over financial reporting, (iii) the reviews of our quarterly financial statements and (iv) comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

Tax Fees.  Tax Fees billed in fiscal 2010 and 2009 consisted of tax compliance services in connection with tax audits and appeals.

The Audit Committee annually engages Pep Boys’ independent registered public accounting firm and pre-approves, for the following fiscal year, their services related to the annual audit and interim quarterly reviews of Pep Boys’ financial statements and all reasonably-related assurance and services.  All non-audit services are considered for approval by the Audit Committee on an as-requested basis by Pep Boys.  For fiscal 2010, the Audit Committee discussed the non-audit services with Deloitte & Touche LLP and management to determine that they were permitted under the rules and regulations concerning the independence of independent registered public accounting firms promulgated by the SEC and the American Institute of Certified Public Accountants.  Following such discussions, the Audit Committee determined that the provision of such non-audit services was compatible with maintaining Deloitte & Touche LLP’s independence.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we discuss and analyze Pep Boys’ executive compensation program, which we believe plays a material role in our ability to drive strong financial results and to attract and retain a highly experienced and successful management team.

Pay for Performance.  Fiscal 2010 was our second consecutive profitable year marked by a 59% increase in net earnings of $13.6 million.  The increase in profitability was the result of positive comparable store sales across all lines of business and improved total gross profit margins.  Our return on invested capital also improved by 40% to 10.9%, as we continue to work toward our long-term goal in the high teens.  We believe that our efforts in 2010 have also positioned the Company for future success as we opened 35 new locations — 28 Service & Tire Centers and seven Supercenters — and continued to build cash on our balance sheet, $90 million at year end.

As a result, our executives realized the benefit of our heavily weighted performance-based compensation program.  The payouts under our annual incentive bonus plan properly rewarded our executive officers for exceeding financial performance objectives in fiscal 2010 that were deemed to be important to the Company and its shareholders.  In addition, 60% of the long-term incentive awards made under our Stock Incentive Plan in fiscal 2010 require the Company to achieve specified thresholds of return on invested capital and total shareholder return in fiscal 2013 in order to deliver any value to our executives.  The 40% balance of the long-term incentive awards granted in fiscal 2010 were in the form of stock options, which are also performance-based requiring appreciation in the Company’s per share stock price in order to deliver value to our executives.

Of the components of compensation comprising our executive compensation program, the percentage mix between “at-risk” and fixed compensation (excluding health and welfare benefits), at target levels, for each of our named executive officers is set forth in the following table.  “At-risk” compensation is only earned and paid if pre-established performance levels are achieved.

Name	“At-Risk”	Fixed

Michael R. Odell	70%	30%
Raymond L. Arthur	57%	43%
William E. Shull III	57%	43%
Scott A. Webb	57%	43%
Joseph A. Cirelli	48%	52%

Compensation Philosophy.

Pep Boys’ executive compensation program is designed to:

•                       Enable Pep Boys to attract, retain, and motivate key executives who are critical for current and long-term success;

•                       Provide targeted compensation levels which are competitive with our customized peer group (discussed below) as to base salary, annual incentives and long-term incentives, and which are reflective of current and/or expected future company performance levels;

•                       Support Pep Boys’ long-range business strategy;

•                       Establish a clear linkage between individual performance objectives and corporate or business unit financial performance objectives; and

•                       Align executive compensation with shareholder interests by linking long-term incentives to increasing shareholder value, utilizing performance metrics where appropriate.

Pep Boys’ executive compensation may also take into account the following additional considerations:

•                       Short term incentives will be structured in a manner which gives primary emphasis to meeting or exceeding the company’s annual financial objectives;

•                       Long-term incentives will be designed to reward performance over a multi-year time frame, with vesting of awards to occur over a corresponding time period;

•                       The Compensation Committee may determine that payout on any short term bonus component will be contingent upon achievement of the annual budget.  This decision will be made annually, when targets are set for the ensuing year;

•                       If the long-term incentive plan includes more than one performance dimension, the Compensation Committee may decide to treat performance on one element as a prerequisite to payout on other goals (i.e. as a ‘qualifier’), whether or not threshold performance is achieved on those other dimensions;

•                       The Compensation Committee believes that requiring achievement of full target performance in order to trigger any payout under the annual incentive plan is generally inappropriate due to the risk of incenting poor decision making at the margin.  The Compensation Committee will annually set a “threshold” performance level which is below the target objective, at which point some amount of incentive compensation will be paid;

•                       From time to time the Compensation Committee may decide to grant a discretionary, individual short or long term incentive award based on a specific individual’s performance;

•                       In the spirit of encouraging over-performance against annual targets, performance above target may be rewarded disproportionately; i.e. marginal rewards for over-performance may exceed the marginal penalty for under-performance; and

•                       All payouts are subject to the discretion of the Compensation Committee even if targets are achieved.

In order to maintain a competitive total compensation program, Pep Boys compares itself with a custom peer group comprising key competitors in the automotive service and retail business, as well as, comparably-sized companies in the broader hardlines retail industry.  The peer group is reviewed annually by the Compensation Committee, together with its compensation consultant, to ensure that it remains relevant and was last amended in the Fall of 2009.  The current peer group includes: Aarons, Advance Auto Parts, Autozone, Big 5 Sporting Goods, Cabela’s, Conn’s, Dick’s Sporting Goods, hhgregg, Midas, Monro Muffler & Brake, O’Reilly Automotive, PetSmart, RadioShack, Rent-A-Center, Tractor Supply and West Marine.  In some cases, Pep Boys also analyzes competitive practices in the general industry for those positions that may be occupied by executives recruited from outside of these industries.

For fiscal 2010, the Compensation Committee recommended to the full Board the annual total compensation levels for all of the named executive officers (other than the President & Chief Executive Officer), based on recommendations made by the President & Chief Executive Officer and the Senior Vice President - Human Resources, and in consultation with Pay Governance, the Compensation Committee’s compensation consultant.  The Compensation Committee recommended to the full Board the annual total compensation level for the President & Chief Executive Officer after consulting with Pay Governance.  To arrive at such recommendations, the chair of the Compensation Committee scheduled and developed the agenda for committee meetings in consultation with the Senior Vice President - Human Resources.  The Senior Vice President - Human Resources was responsible for developing appropriate materials for the Compensation Committee’s review and consideration and for reviewing these materials and recommendations with the chair of the Compensation Committee and Pay Governance prior to their presentation to the Compensation Committee.  Our President & Chief Executive Officer was principally responsible for recommendations made to the Compensation Committee with respect to the compensation of our named executive officers (other than himself) and other officers.  The Compensation Committee considered, but was not bound to and did not always accept, management’s recommendations with respect to executive compensation.  The President & Chief Executive Officer, Senior Vice President — Human Resources and Senior Vice President — General Counsel & Secretary regularly attended committee meetings, excluding portions of meetings where their own compensation was discussed.

In connection with establishing compensation levels for fiscal 2010, Pay Governance advised the Compensation Committee on the then-current competitiveness of program design and award values.  Representatives of Pay Governance regularly attended committee meetings and also communicated with the chair of the Compensation Committee outside of meetings.  Pay Governance worked with management (including the President & Chief Executive Officer, Senior Vice President - Human Resources and Senior Vice President — General Counsel & Secretary) from time-to-time for purposes of gathering information and reviewing and providing input to management on recommendations, proposals and materials that management presented to the Compensation Committee.  Pay Governance was engaged directly by the Compensation Committee and did not provide any additional services to the Company in fiscal 2010.

The Compensation Committee and the Board of Directors consider our overall compensation levels for the named executive officers to be reasonable and appropriate and believe that our executive compensation program achieves the objectives outlined at the beginning of this summary.

Components of Compensation.

The compensation provided to the executives listed in the Summary Compensation Table, whom we refer to as our named executive officers, consists of base salaries, short-term cash incentives, long-term equity incentives, retirement plan contributions and health and welfare benefits.

Base Salary.  The Compensation Committee reviews base salaries annually to reflect the experience, performance and scope of responsibility of the named executive officers and to ensure that the salaries are appropriate to retain high quality individuals.  The full Board measures the President & Chief Executive Officer’s individual performance during the applicable fiscal year in the areas of strategic planning and execution, leadership, financial results, management development and succession planning, key stakeholder focus, ethics and Board relations, based upon individual assessments completed by each Director.  The Compensation Committee reviews the President & Chief Executive Officer’s assessments of each other named executive officer’s individual performance during the applicable fiscal year in the areas of core and positional competencies.  Salary adjustments are then made taking into account the performance assessment, the relative position of the named executive officer’s current salary within the market range for his position and the budgeted percentage increase for all officers as a group.  For fiscal 2010, the Compensation Committee determined that each of the named executive officers’ base salary was at the appropriate level without need for adjustment, except for Mr. Cirelli who received a 1% increase.

Short-Term Incentives.  The named executive officers participate in our Annual Incentive Bonus Plan, which is a short-term incentive plan designed to reward the achievement of pre-established goals.  In order to directly align our named executive officers’ short-term incentive compensation with that of our overall performance, these pre-established goals consist entirely of corporate (as opposed to individual) objectives.  For fiscal 2010, the named executive officers’ annual short-term incentive opportunity was as follows:

	% of Base Salary
Title	Threshold	Target	Cash Cap(a)	Maximum
President & CEO	50	100	150	200
Executive Vice President	37.5	75	112.5	150
Messrs. Shull & Webb(b)	32.5	65	97.5	130
Senior Vice Presidents	22.5	45	67.5	90

(a) Amounts achieved above the “cash cap” percentage up to the “maximum” percentage are earned and paid out over the subsequent three years, assuming the executive remains employed by the Company.  (b) In recognition of the importance of their positions to the Company and their individual contributions, in March 2010, the Compensation Committee increased then Senior Vice Presidents Shull and Webb’s target participation levels to 65% of base salary for fiscal 2010.  Messrs. Shull and Webb were subsequently promoted to the Executive Vice President level in June 2010, however, their target participation levels remained at 65% for the balance of fiscal 2010.

For fiscal year 2010, after reviewing the Company’s peer group’s practices and emerging trends in executive compensation with Pay Governance, the Compensation Committee determined to add two objectives to the Annual Incentive Bonus Plan.  Pre-tax income remained the most important objective, weighted at 50% (reduced from 80% in fiscal 2009).  Pre-tax return on invested capital was added at a weight of 25% to reflect the Compensation Committee’s view that profitability alone is an incomplete measure of performance if the capital employed to earn it is not taken into consideration.  Total revenue was also added at a weight of 25% to reflect the criticality to the Company’s short- and long-term strategy of sales growth, in general, and the addition of sales through the opening of new Service and Tire Centers, in particular.  Customer satisfaction scores remained important objectives in fiscal 2010, but as potential modifiers to the results otherwise achieved with respect to the foregoing primary three objectives (rather than comprising 20% of the overall objectives as in fiscal 2009).

Objective	Weighting (%)	Threshold	Target	Cash Cap	Maximum
Pre-Tax Income(a)	50	$36,459,000	$42,893,000	$53,616,000	$60,050,000
Pre-Tax ROIC(b)	25	8.4%	9.3%	10.4%	11.5%
Total Revenue	25	$1,980,780,000	$2,000,879,000	$2,040,897	$2,080,914,000
Total	100

Net Promotor Modifier(c):
Retail Score		76	80	85	n/a
Adjustment Factor		-5%	0	+5%
Service Score		70	75	80	n/a
Adjustment Factor		-5%	0	+5%

(a)  Calculated before unusual, non-operating gains and losses.
(b)  Pre-Tax Income (before unusual, non-operating gains and losses) divided by debt plus equity.
(c)  The calculated aggregate payout on the first three objectives may be increased or decreased by a factor up to 5% for each of Retail and Service Net Promoter scores - a customer satisfaction score that measures the likelihood of referring others to Pep Boys.

For fiscal 2010, the Compensation Committee established target levels that it believed were achievable, but also substantially uncertain.  The Compensation Committee retains full discretion to either award or withhold in its entirety, or to increase or decrease the amount of, short-term incentive plan compensation regardless of the attainment, or failure to attain, the relevant performance goal(s) (except that short-term incentive plan compensation cannot be increased in the case of compensation meant to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code).

For fiscal 2010 the Company achieved the following results against its corporate objectives (i) pre-tax income at $56,603,000, (ii) pre-tax return on invested capital at 10.9%, (iii) total revenue at $1,988,641, (iv) the retail net promoter modifier at 76% and (v) the service net promoter modifier at 73%, resulting in an aggregate potential payout of 137% of target.  Accordingly, for fiscal 2010, the Compensation Committee approved short-term incentive plan compensation (in accordance with the above referenced formula without any discretionary adjustment) for Mr. Odell at 137%, Mr. Arthur at 103%, each of Mr. Shull and Mr. Webb at 89% and Mr. Cirelli at 66% of their respective 2010 annual salaries.  Mr. Odell declined $60,000 of his incentive payment that he was otherwise entitled to receive, which amount, at Mr. Odell’s request, was allocated to accounts set aside by Pep Boys to provide associates’ children with educational scholarships and to provide hardship assistance to Pep Boys’ associates.

Long-Term Incentives.  Compensation through equity grants directly aligns the interests of management with that of its shareholders.  The Stock Incentive Plan provides for the grant of stock options, at exercise prices equal to the fair market value (the mean between and the high and low quoted selling prices) of Pep Boys stock on the date of grant, and for the grant of restricted stock units.

For the fiscal 2010 equity grants, the Compensation Committee worked with Pay Governance to survey our peer group’s practices and emerging trends in long-term incentive compensation in an effort to further align this component of the compensation program with the interests of shareholders, namely building long-term shareholder value.  Based upon this survey data, the Compensation Committee determined to award equity grants consisting of 40% time-based vesting stock options and 60% performance-based vesting restricted stock units (RSUs).  Prior year RSU grants were only subject to time-based vesting.  The 2010 RSUs will only vest if predetermined objectives are achieved by the end of a three-year period.  Two-thirds of the 2010 RSUs are tied to the Company achieving at least a threshold return on invested capital and one-third are tied to achieving at least a threshold level of total shareholder return measured against our peer group.  In fiscal 2010, taking into account the Company’s fiscal 2009 financial performance and the relative position of each named executive officer’s total compensation to the market median of our peer group, the Compensation Committee recommended, and the full Board approved, the following equity grants.

Title	2010 Grant as a % of Base Salary
Odell	125%
Arthur	40%
Shull	50%
Webb	50%
Cirelli	38%

Retirement Plans.  We maintain The Pep Boys Savings Plan, which is a broad-based 401(k) plan.  Participants make voluntary contributions to the savings plan, and we match 50% of the amounts contributed by participants under the savings plan, up to 6% of salary.  Due to low levels of participation in the savings plan, the plan historically did not meet the non-discriminatory testing requirements under Internal Revenue Code regulations.  As a result, the savings plan was required to make annual refunds of contributions made by our “highly compensated employees” (including the named executive officers) under the savings plan.  Beginning in 2004, we limited our officers’ contributions to the savings plan to 0.5% of their salary per year.  Given this limitation, in order to assist our officers with their retirement savings, in fiscal 2004, we adopted a non-qualified deferred compensation plan that allows participants to defer up to 20% of their annual salary and 100% of their annual bonus.  To further encourage share ownership and more directly align the interests of management with that of its shareholders, the first 20% of an officer’s bonus deferred into Pep Boys Stock is matched by us on a one-for-one basis with Pep Boys Stock that vests over three years.

In order to keep our executive compensation program competitive, we also maintain a Supplemental Executive Retirement Plan, or SERP, known as our Account Plan.  The Account Plan provides fixed annual contributions to a retirement account based upon the participant’s age and then current compensation in accordance with the following:

If the Participant is...	Annual contribution as a percentage of cash compensation (salary + short-term cash incentive)
At least 55 years of age	19%
At least 45 years of age but not more than 54 years of age	16%
At least 40 years of age but not more than 44 years of age	13%
Not more than 39 years of age	10%

Notwithstanding the foregoing, for the first four years of a participant’s employment, their contribution percentage is limited to 10%.  As an inducement to hire Mr. Arthur, however, this limitation was waived.

In fiscal 2010, all named executive officers participated in the Account Plan.

In order to incent the achievement of incremental profitability, all Company contributions to the savings plan and Account Plan (on account of all associates, including the named executive officers) that would otherwise have been made during calendar 2010 were conditioned upon the Company’s achievement of a level of pre-tax income in fiscal 2010, which exceeded 2009’s level.  Because this objective was achieved, all such calendar 2010 contributions were made.

Health and Welfare Benefits.  As one element of a market-competitive compensation package, we also provide our named executive officers with health and welfare benefits, including medical and dental coverage, life insurance valued at one times salary, long term disability coverage and an auto allowance (the auto allowance is a grandfathered benefit no longer provided to newly- hired/appointed officers).

Employment Agreements.  We have entered into Non-Competition and Change of Control Agreements with each of the named executive officers as described in “Employment Agreements with Named Executive Officers” below.  The purpose of our Non-Competition Agreements is to prevent our named executive officers from soliciting our employees or competing with us if they leave Pep Boys of their own volition.  As consideration for such restrictive covenants, the Non-Competition Agreements provide for a severance payment to be made to a named executive officer if he is terminated by the Company without “cause.”  The purpose of the Change of Control Agreements is to provide an incentive for our officers to remain in our employment and continue to focus on the best interests of Pep Boys without regard to any possible change of control.  In 2010, the Compensation Committee, advised by Pay Governance, undertook a comprehensive review of our Non-Competition and Change of Control Agreements and determined that, taken as a whole, their terms were consistent with similar agreements provided to named executive officers by a number of the peer group companies, as well as, throughout the general marketplace.  Accordingly, no changes were made to those agreements then in place.  However, as with all aspects of our executive compensation program, the Compensation Committee continually monitors emerging trends in executive compensation and considers future changes as circumstances warrant.

Recoupment Policy.  In fiscal 2010, we adopted a recoupment policy.  We will seek to recover, at the direction of the Compensation Committee, all or a portion of any compensation awarded or paid to a current or former Officer during the prior three fiscal years year if (i) the amount of such compensation was based on the achievement of certain financial results that were subsequently the subject of a restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws and (ii) a lower award or payment would have been made to the Officer based upon the restated financial results.  If, however, the Compensation Committee determines that an Officer engaged in misconduct that resulted in the obligation to restate or knew or should have known of such misconduct and failed to take appropriate action, then we will seek to recover the related compensation regardless of the fiscal year in which it was paid.

Share Ownership Guidelines.  In fiscal 2010, the Compensation Committee undertook a review of our share ownership guidelines for all our officers as compared to our peer group and determined to increase the ownership levels, as a multiple of their annual salary, for our President & Chief Executive Officer from 3x to 5x and our Executive Vice Presidents from 2x to 3x.  As a result of this review, our officers are expected to hold shares equal to the following multiples of their annual salary: President & Chief Executive Officer 5x; Executive Vice President 3x; Senior Vice President 2x; and Vice President 1x.  The share ownership levels may be satisfied through direct share ownership and/or by holding unvested time-based RSUs and vested “in the money” stock options.  Officers have five years from the later of their appointment to their then current position or the establishment of a higher ownership threshold for their position (as described above) to achieve their expected ownership levels.  If in a shortfall position, (i) an officer may not sell Pep Boys Stock, (ii) all net after-tax shares acquired upon the exercise of stock options or the vesting of RSUs must be retained and (iii) any short-term incentive award in excess of the “cash cap” level will be awarded in the form of RSUs.  All of our named executive officers are currently in compliance with our share ownership guidelines.

Tax and Accounting Matters.  We consider the tax and accounting impact of each type of compensation in determining the appropriate compensation structure. For tax purposes, annual compensation payable to the named executive officers generally must not exceed $1 million in the aggregate during any year to be fully deductible under Section 162(m) of the Internal Revenue Code.  The Stock Incentive Plan is currently structured with the intention that stock option grants and perforamnce-based RSUs will qualify as “performance based” compensation that is not subject to the $1 million deduction limit under Section 162(m).  In order to compete effectively for the acquisition and retention of top executive talent, we believe that we must have the flexibility to pay salary, bonus and other compensation that may not be fully deductible under Section 162(m).  Accordingly, the Compensation Committee retains the authority to authorize payments that may not be deductible under Section 162(m) if it believes that such payments are in the best interests of Pep Boys and our shareholders.  All compensation paid to the named executive officers in fiscal 2010 was fully deductible.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based upon our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC.

This report is submitted by M. Shân Atkins, Robert H. Hotz and James A. Mitarotonda.

Summary Compensation Table

The following table provides information regarding the fiscal 2010 compensation for Pep Boys’ CEO, CFO and the three other executive officers that received the highest compensation in fiscal 2010.  These executives are referred to herein as the “named executive officers.”  As explained in our Compensation Discussion and Analysis, the compensation provided to our named executive officers consists of base salaries, short-term cash incentives, long-term equity incentives, retirement plan contributions and heath and welfare benefits.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non- Equity Incentive Plan Compensation ($) (c)	All Other Compensation ($) (d)	Total ($)

Michael R. Odell	2010	800,000	600,000	400,000	1,094,424	448,382	3,391,216
CEO(e)	2009	800,000	—	670,073	1,145,600	392,250	3,007,923
	2008	723,846	—	38,424	—	113,060	875,330

Raymond L. Arthur	2010	500,000	120,000	80,000	513,012	298,655	1,511,667
EVP – CFO(f)	2009	500,000	—	68,885	607,313	317,544	1,493,742
	2008	369,231	228,250	292,810	375,000	143,126	1,408,417

William E. Shull III	2010	320,000	96,000	64,000	284,550	127,285	922,070
EVP–Stores(g)	2009	320,000	—	68,885	233,208	104,414	726,507
	2008	131,500	56,340	5,725	60,369	65,136	319,070

Scott A. Webb	2010	400,000	120,000	80,000	355,688	120,547	1,076,235
EVP – Merch. & Marketing(h)	2009	400,000	—	68,885	291,510	71,181	831,576
	2008	400,000	177,300	76,848	66,060	77,933	798,141

Joseph A. Cirelli	2010	302,509	69,000	46,000	186,229	135,601	739,339
SVP – Corporate Development	2009	300,020	—	38,748	218,647	121,819	679,234
	2008	300,020	70,920	7,685	49,548	1,437,518	1,865,691

(a)             Represents the grant date fair value calculated under SFAS No. 123(R).

(b)            Represents the grant date fair value calculated under SFAS No. 123(R).

(c)             Represents amounts earned under our Annual Incentive Compensation Plan in the year reported, that were paid, or payable but deferred at the executive officer’s election, in the following fiscal year.  For fiscal 2010, the amount reflected for Mr. Odell does not include $60,000 that he was otherwise entitled to receive, but declined.  Such amount, at Mr. Odell’s request, was allocated to an account set aside by Pep Boys to provide associates’ children with educational scholarships and to provide hardship assistance to Pep Boys’ associates.

(d)            For fiscal 2010, consists of the following dollar amounts:

	Odell	Arthur	Shull	Webb	Cirelli

Contributed under our Account Plan	209,560	177,170	55,321	69,151	83,337

Contributed (company match) under our Deferred Compensation Plan	218,884	102,602	56,910	35,568	37,245

Contributed (company match) in connection with Pep Boys 401(k) Savings Plan	613	613	613	0	613

Paid as dividend equivalents on time-based vesting RSUs	2,305	1,250	360	1,603	360

Paid as an auto allowance	16,000	16,000	13,500	13,500	13,500

Representing group term life insurance premiums	1,020	1,020	581	725	546

For fiscal 2010, for Messrs. Odell and Shull also includes $48,410 and $30,235, respectively, in relocation expenses.

(e)          Mr. Odell joined Pep Boys on September 17, 2007 as Executive Vice President — Chief Operating Officer.  Mr. Odell was appointed interim Chief Executive Officer on May 24, 2008, permanent Chief Executive Officer on on September 22, 2008 and President & Chief Executive Officer on June 17, 2010.

(f)            Mr. Arthur joined Pep Boys on May 1, 2008.

(g)         Mr. Shull joined Pep Boys on September 2, 2008 as Senior Vice President — Stores and was promoted to Executive Vice President — Stores on June 17, 2010.

(h)         Mr. Webb joined Pep Boys on September 10, 2007 as Senior Vice President — Merchandising & Marketing and was promoted to Executive Vice President — Merchandising & Marketing on June 17, 2010.

Grants of Plan Based Awards

The following table shows (i) potential payouts under our short-term incentive program assuming specified pre-established corporate objectives were achieved in fiscal 2010 and (ii) the customary annual equity grants made at the beginning of fiscal 2010 in respect of fiscal 2009 service.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(a)				All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Cash Cap ($)	Maximum ($)	of Stock or Units (#)	Underlying Options (#)	Option Awards ($/Sh)	Awards ($) (b)

Michael R. Odell	—	400,000	800,000	1,200,000	1,600,000	—	—	—	—
	03/30/10	—	—	—	—	—	93,458	10.27	400,000
	03/30/10(c)	—	—	—	—	58,027	—	—	600,000

Raymond L. Arthur	—	187,500	375,000	562,500	750,000	—	—	—	—
	03/30/10	—	—	—	—	—	18,692	10.27	80,000
	03/30/10(c)	—	—	—	—	11,605	—	—	120,000

William E. Shull III	—	104,000	208,000	312,000	416,000		—	—	—
	03/30/10	—	—	—	—	—	14,953	10.27	64,000
	03/30/10(c)	—	—	—	—	9,285	—	—	96,000

Scott A. Webb	—	130,000	260,000	390,000	520,000		—	—	—
	03/30/10	—	—	—	—	—	18,692	10.27	80,000
	03/30/10(c)	—	—	—	—	11,605	—	—	120,000

Joseph A. Cirelli	—	68,180	136,359	204,539	272,718		—	—	—
	03/30/10	—	—	—	—	—	10,748	10.27	46,000
	03/30/10(c)	—	—	—	—	6,673	—	—	69,000

(a)                These columns reflect threshold, target, cash cap and maximum amounts that were potentially payable under our Annual Incentive Bonus Plan to our named executive officers if certain corporate targets pre-established by our Compensation Committee were achieved in fiscal 2010.  See “Compensation Discussion and Analysis” for a full discussion of our Annual Incentive Bonus Plan and “Summary Compensation Table” for amounts actually earned in fiscal 2010.

(b)               Represents the grant-date fair value calculated under SFAS No. 123(R).

(c)                These awards were granted by the Board of Directors on March 30, 2010, subject to shareholder approval, which was granted on June 17, 2010.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding unexercised stock options and unvested RSUs held by the named executive officers as of January 29, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Yet Vested ($) (a)

Michael R. Odell	4,800	1,200	(b)	14.7750	9/17/2014	—		—
	6,666	3,334	(c)	12.0600	2/28/2015	—		—
	133,333	266,666	(d)	3.1200	2/26/2016	—		—
	0	93,458	(e)	10.2700	3/30/2017	—		—
	—	—		—	—	12,805	(f)	179,014
	—	—		—	—	58,027	(g)	811,217

Raymond L. Arthur	66,666	33,334	(h)	9.0950	5/01/2015	—		—
	13,333	26,667	(d)	3.1200	2/26/2016	—		—
	0	18,692	(e)	10.2700	3/30/2017	—		—
	—	—		—	—	8,333	(i)	116,495
	—	—		—	—	11,605	(g)	162,238

William E. Shull	1,333	667	(j)	9.2550	9/02/2015	—		—
	13,333	26,667	(d)	3.1200	2/26/2016	—		—
	0	14,953	(e)	10.2700	3/30/2017	—		—
	—	—		—	—	2,000	(k)	27,960
	—	—		—	—	9,284	(g)	129,790

Scott A. Webb	13,333	6,667	(c)	12.0600	2/28/2015	—		—
	13,333	26,667	(d)	3.1200	2/26/2016	—		—
	0	18,692	(e)	10.2700	3/30/2017	—		—
	—	—		—	—	5,573	(l)	77,911
	—	—		—	—	5,000	(m)	69,900
	—	—		—	—	11,605	(g)	162,238

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Yet Vested ($) (a)

Joseph A. Cirelli	20,000	0		16.1250	5/29/2012	—		—
	625	0		23.4200	3/03/2011	—		—
	5,000	0		17.5400	2/25/2012	—		—
	1,500	0		15.8550	2/27/2013	—		—
	1,600	400	(n)	15.9650	2/15/2014	—		—
	1,333	667	(c)	12.0600	2/28/2015	—		—
	7,500	15,000	(d)	3.1200	2/26/2016	—		—
	0	10,748	(e)	10.2700	3/30/2017	—		—
	—	—		—	—	1,000	(o)	13,980
	—	—		—	—	2,000	(m)	27,960
	—	—		—	—	6,673	(g)	93,289

(a)          Based upon the closing price of a share of Pep Boys Stock on January 28, 2011 ($13.98).

(b)         Such options become exercisable on September 17, 2011.

(c)          Such options became exercisable on February 28, 2011.

(d)         One-half of such options became/become exercisable on each of February 26, 2011 and 2012.

(e)          One-third of such options became/become exercisable on each of March 30, 2011, 2012 and 2013.

(f)            Such RSUs vest on September 17, 2011.

(g)         Such RSUs will vest on February 2, 2013 if the Company achieves certain predetermined performance criteria.

(h)         Such options become exercisable on May 1, 2011.

(i)             Such RSUs vest on May 1, 2011.

(j)             Such options become exercisable on September 2, 2011.

(k)          Such RSUs vest on September 2, 2011.

(l)             Such RSUs vest on September 10, 2011.

(m)       Such RSUs vested on February 28, 2011.

(n)         Such options became exercisable on February 15, 2011.

(o)         Such RSUs vested on February 15, 2011.

Option Exercises and Stock Vested Table

The following table shows information regarding stock options exercised by the named executive officers and RSUs held by the named executive officers that vested, during fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)

Michael R. Odell	—	—	12,805	122,544
Raymond L. Arthur	—	—	8,334	104,425
William E. Shull III	—	—	2,000	19,880
Scott A. Webb	—	—	10,573	99,273
Joseph A. Cirelli	—	—	4,125	38,418

(a)          Based upon the closing price of a share of Pep Boys Stock on the vesting date(s).

Pension Plans

Qualified Defined Benefit Pension Plan.  We have a qualified defined benefit pension plan for all employees hired prior to February 2, 1992.  Future benefit accruals on behalf of all participants were frozen under this plan as of December 31, 1996.  Benefits payable under this plan are calculated based on the participant’s compensation (base salary plus accrued bonus) over the last five years of the participant’s employment by Pep Boys and the number of years of participation in the plan.  Benefits payable under this plan are not subject to deduction for Social Security or other offset amounts. The maximum annual benefit for any employee under this plan is $20,000.  Mr. Cirelli is the only named executive officer who participated in the qualified defined benefit pension plan in fiscal 2010.  His accrued annualized benefit thereunder, at normal retirement age, is $19,162.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

As explained in our Compensation Discussion and Analysis, set forth below is information regarding benefits under our non-qualified defined contribution plan (our Account Plan) and Deferred Compensation Plan for our named executive officers.  The Account Plan is a retirement plan pursuant to which we make annual contributions based upon a named executive officer’s age and then current compensation.  In order to further assist our named executive officers with their retirement savings, the Deferred Compensation Plan allows participants to defer up to 20% of their annual salary and 100% of their annual bonus.  In order to further encourage share ownership and more directly align the interests of named executive officers with that of our shareholders, the first 20% of an executive’s bonus deferred into Pep Boys Stock is matched by the Company on a one-for-one basis with Pep Boys Stock that vests over three years.

Nonqualified Defined Contribution Plan (our Account Plan)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Michael R. Odell	—	209,560	28,284	—	449,756
Raymond L. Arthur	—	177,170	19,416	—	405,135
William E. Shull	—	55,321	(126)	—	103,567
Scott A. Webb	—	69,151	(285)	—	175,550
Joseph A. Cirelli	—	83,337	271	—	141,385

Nonqualified Deferred Compensation Plan

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Michael R. Odell	218,884	218,884	185,613	—	1,185,964
Raymond L. Arthur	102,602	102,602	258,193	—	974,822
William E. Shull	118,539	56,910	65,053	—	448,930
Scott A. Webb	35,568	35,568	31,799	—	148,949
Joseph A. Cirelli	49,183	37,245	57,641	—	272,654

Employment Agreements With Named Executive Officers

Change of Control Agreements.  We have agreements with each named executive officer that become effective upon a change of control of Pep Boys.  Following a change of control, these employment agreements become effective for two years and provide these executives with positions and responsibilities, base and incentive compensation and benefits equal or greater to those provided immediately prior to the change of control.  In addition, we are obligated to pay any excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax) on a change of control payment made to a named executive officer.  A trust agreement has been established to better assure the named executive officers of the satisfaction of Pep Boys’ obligations under their employment agreements following a change of control.  Upon a change of control, all outstanding but unvested stock options and RSUs held by our all of our associates (including the named executive officers) vest and become fully exercisable.  For the purposes of these agreements, a change of control shall be deemed to have taken place if:

•           incumbent directors (those in place on, or approved by two-thirds of those in place on, the date of the execution of the agreements) cease to constitute a majority of our Board;

•           any person becomes the beneficial owner of 20% or more of our voting securities;

•           the consummation of business combination transaction, unless immediately thereafter (1) more than 50% of the voting power of the resulting entity is represented by our shareholders immediately prior to such transaction, (2) no person is the beneficial owner of more than 20% of the resulting entity’s voting securities and (3) at least a majority of the directors of the resulting entity were incumbent directors;

•           a sale of all or substantially all of our assets;

•           the approval of a complete liquidation or dissolution of Pep Boys; or

•           such other events as the Board may designate.

Non-Competition Agreements.  In exchange for a severance payment equal to one year’s base salary upon the termination of their employment without cause, each of our named executive officers has agreed to customary covenants regarding, competition and confidentiality during their employment and for one year thereafter.

Potential Payments Upon Termination or Change of Control

The following table shows information regarding the payments and benefits that each named executive officer would have received under his Non-Competition Agreement assuming that he was terminated without cause as of January 29, 2011.

Name	Cash Payment ($)

Michael R. Odell	800,000
Raymond L. Arthur	500,000
William E. Shull III	320,000
Scott A. Webb	400,000
Joseph A. Cirelli	303,020

The following table shows information regarding the payments and benefits that each named executive officer would have received under his Change of Control Agreement assuming that he was terminated immediately upon a change of control as of January 29, 2011.  In accordance with the terms of our Change of Control Agreements, the two times multiple set forth in the following table is reduced by 1/24th for each month that a named executive officer remains employed by the Company following a change of control (e.g., a named executive terminated twelve months following a change of control would receive half of the amounts set forth in the table).

Name	2X Base Salary ($)	2X Target Bonus ($)	2X Account Plan Contributions ($)	2X Health and Welfare Benefits ($)	Value of Accelerated Vesting of Outstanding Equity Awards ($)(a)	Total ($)

Michael R. Odell	1,600,000	1,600,000	320,000	75,451	4,239,355	7,834,806
Raymond L. Arthur	1,000,000	750,000	280,000	65,526	800,521	2,896,047
William E. Shull	640,000	416,000	105,600	68,568	505,981	1,736,149
Scott A. Webb	800,000	520,000	132,000	70,595	681,800	2,204,395
Joseph A. Cirelli	606,040	272,718	140,601	55,421	339,284	1,414,064

(a)          Represents the value of the accelerated vesting of all “in the money” stock options and RSUs at the closing price of a share of PBY Stock on January 28, 2011 ($13.98).

(ITEM 2) ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “EXECUTIVE COMPENSATION.”  Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the compensation of Pep Boys’ named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is hereby approved.

The compensation of our named executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Compensation Committee and the full Board believe, promote the creation of long-term shareholder value.  As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance based compensation, the terms of our Annual Incentive Bonus Program and long-term incentive awards, as well as the terms of our employment agreements with the named executive officers, are all designed to enable Pep Boys to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the full Board believe that the design of our executive compensation program and the compensation awarded to named executive officers thereunder, fulfill this objective.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses in detail how our compensation program implements our compensation philosophy.

Although the vote is non-binding, the Compensation Committee and full Board will review the voting results in connection with their ongoing evaluation of our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR”
APPROVAL OF THE FOREGOING ADVISORY RESOLUTION

(ITEM 3) ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires us to submit a non-binding, advisory resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years.

In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference you should abstain.

The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the Compensation Committee and the full Board believe that there is a reasonable basis for each of the options.

Some have argued for less frequency. They point out that a less frequent vote would allow shareholders to focus on overall design issues rather than the details of individual annual decisions and would avoid the burden that annual votes would impose on shareholders required to evaluate the compensation programs of a large number of companies each year.

Others believe that an annual vote is needed to give shareholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Compensation Committee and the full Board the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders.

After considering these divergent views, the Compensation Committee and the full Board believe that the most appropriate frequency to hold an advisory vote on executive compensation is annually.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR”
THE HOLDING OF ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR

(ITEM 4)     PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firms with respect to the consolidated financial statements of Pep Boys and its subsidiaries for fiscal 2011.  Deloitte & Touche LLP served as our independent registered public accounting firm for fiscal 2010.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so.  The representative is also expected to be available to respond to appropriate questions of shareholders.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, another independent registered public accounting firm recommended by the Audit Committee will be considered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(ITEM 5)     PROPOSAL TO APPROVE OUR EMPLOYEE STOCK PURCHASE PLAN

On March 29, 2011, the Board adopted The Pep Boys — Manny, Moe & Jack Employee Stock Purchase Plan, or the ESPP, subject to shareholder approval at the Annual Meeting.  If approved by our shareholders, the ESPP will become effective on July 1, 2011.

The Board believes it is in our best interests and the interests of our shareholders to adopt the ESPP.  The ESPP is intended to encourage ownership in Pep Boys Stock by our employees and to provide an additional incentive for them to promote the long-term growth and success of our business.  We believe that providing our employees with a convenient method to invest in Pep Boys Stock will increase the equity stake of our employees and will benefit our shareholders by aligning more closely the interest of participating employees with those of our shareholders.  Stockholder approval of the ESPP is necessary in order for the ESPP to meet the requirements of Section 423 of the Internal Revenue Code and to comply with the listing maintenance standards of the New York Stock Exchange.

The Board has unanimously approved, and recommends that the shareholders approve, the adoption of the ESPP.

The material terms of the ESPP are summarized below.  This summary of the ESPP is not intended to be a complete description of the ESPP and is qualified in its entirety by the actual text of the ESPP, which is attached to this Proxy Statement as Exhibit A.

Material Features of the Employee Stock Purchase Plan

Purpose.  The ESPP allows our employees and those employees of our participating subsidiaries to purchase shares of Pep Boys Stock at up to a fifteen percent (15%) discount through payroll deductions.  The purpose of the ESPP is to provide participating employees with the opportunity to acquire an ownership interest in us.  These ownership interests are designed to provide an incentive for participants to help increase our long-term growth and success and provide an opportunity to share in that success as we continue to shape the future of our business.

Administration.  The ESPP will be administered by an administrative committee appointed by the Board, or the Benefits Committee.  The Benefits Committee will have full authority to interpret and construe any provision of the ESPP, and to adopt such rules and regulations for administering the ESPP as it deems necessary.  Currently, there are three members on the Benefits Committee.  Benefits Committee members serve until they resign from such position or are removed by the Board of Directors.  The Benefits Committee may delegate its ministerial duties to one or more subcommittees or to a third party administrator.  All decisions by the Benefits Committee will be final and binding on all parties having an interest in the ESPP.

Shares Available for Issuance Under the ESPP.  We have reserved 2,000,000 shares of Pep Boys Stock for issuance under the ESPP. The foregoing share limit is subject to adjustments in certain circumstances described below.

Adjustments.  In connection with stock splits, reverse stock splits, stock dividends, spinoff, recapitalizations, combination of shares, exchange of shares and other events affecting Pep Boys Stock, the Benefits Committee will make equitable adjustments to the maximum number and class of securities issuable under the ESPP, the maximum number and class of securities purchasable per participant on any purchase date and the number and class of securities and the price per share in effect under each outstanding option, in order to prevent the dilution or enlargement of benefits thereunder.

Eligibility.  All of our employees and employees of our subsidiary corporations who receive earnings considered wages under Internal Revenue Code Section 3401(a) and who have completed at least ninety (90) days of service (including any periods of service with any company we acquire) will be eligible to participate in the ESPP.  Under the requirements of the Internal Revenue Code, an employee who owns, or holds outstanding options or other rights to purchase, five percent (5%) or more of the total combined voting power of all classes of our stock or any of our subsidiaries is not eligible to participate.  For purposes of determining who is a five percent owner, attribution of ownership rules apply, and shares of stock subject to outstanding options are taken into account.  None of our non-employee directors are eligible to participate in the ESPP.  As of April 8, 2011, approximately 18,300 employees were eligible to participate in the ESPP, including our seven executive officers (which includes the five named executive officers identified in this Proxy Statement).

Offering Period.  Under the ESPP, there will be a series of consecutive offering periods, the length of which will be determined by the Benefits Committee, but shall not exceed 27 months.  Unless the Benefits Committee determines otherwise prior to the beginning of an offering period, each offering period will commence at three-month intervals on the first day of each January, April, July and October over the term of the ESPP and will last for three months, ending on the last day of March, June, September and December, as the case may be.  If any of the designated dates is not a business day, the purchase date will be moved to the next business day.  The Benefits Committee may establish shorter or longer offering periods as it deems appropriate, provided that no offering period will exceed twenty-seven months.  Subject to shareholder approval of the ESPP at the Annual Meeting, the first offering period will begin on October 3, 2011.

Participation.  Each eligible employee who elects to participate in an offering period will be granted an option to purchase shares of Pep Boys Stock on the first day of the offering period.  The option will automatically be exercised on the last day of the offering period, which is the purchase date, based on the employee’s accumulated contributions to the ESPP.  The purchase price of each share of Pep Boys Stock under the ESPP will be equal to eighty-five percent (85%) of the fair market value per share of Pep Boys Stock on the purchase date. The Benefits Committee may change the purchase price prior to the beginning of an offering period, provided that the purchase price does not fall below eighty-five percent (85%) of the lower of the fair market value per share of Pep Boys Stock on the first day of the offering period or the fair market value per share of Pep Boys Stock on the purchase date.  Participants will generally be permitted to allocate up to ten percent (10%) of their eligible compensation to purchase Pep Boys Stock under the ESPP.  In order to participate in a particular offering period, an eligible employee must complete and file the appropriate forms prescribed by the Benefits Committee prior to the beginning of that offering period. An eligible employee who is actively participating in the ESPP will be automatically enrolled for the next offering period, unless the employee elects otherwise prior to the beginning of the next offering period determined by the Benefits Committee.

Payroll Deductions. The payroll deduction authorized by participant for purposes of acquiring shares of Pep Boys Stock may be any multiple of one percent (1%) of compensation paid to the participant during each offering period, up to a maximum of ten percent (10%). At any time during the offering period, the participant may reduce the rate of payroll deductions by filing the appropriate form with the Benefits Committee. A participant is limited to one such reduction per offering period.  A participant may increase the rate of payroll deductions by filing the appropriate form with the Benefits Committee prior to the commencement of any new offering period.

Cessation of Participation.  Participants may withdraw from the offering period at any time prior to the purchase date by filing the appropriate form with the Benefits Committee within the time period required by the Benefits Committee prior to the purchase date, and no further payroll deductions will be collected from the participant with respect to that offering period.  A participant who elects to cease participation in the ESPP for a particular offering period may not rejoin that offering period at a later date.  Participation ends automatically upon termination of employment or if the participant ceases to be an eligible employee for any reason (including death, disability or change in status).

Maximum Number of Purchasable Shares.  The maximum number of shares of Pep Boys Stock that a participant may purchase on any one purchase date may not exceed 10,000 shares, subject to adjustment by the Benefits Committee prior to the beginning of the offering period and subject to share adjustments in connection with certain events as described above.  In addition, no participant may purchase more than $25,000 worth of Pep Boys Stock under purchase rights granted under this ESPP or similar rights granted under any other employee stock purchase plan during each calendar year in which such rights are at any time outstanding.  In the event that a participant is precluded from purchasing additional shares due to the $25,000 limit, no further payroll deductions will be collected with respect to that purchase date, and payroll deductions will automatically resume at the beginning of the next offering period in which participant can again participate. If the total number of shares purchasable pursuant to outstanding purchase rights on a particular date exceeds the number of shares available for issuance under the ESPP, the Benefits Committee will make a pro-rata allocation of available shares, and any excess payroll deductions in excess of the aggregate payable purchase price will be promptly refunded.

Transferability. Neither payroll deductions credited to a participant nor any rights with regard to the exercise of a purchase right under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant.

Change of Control. If we experience a Change of Control, as defined in the ESPP, while the ESPP is in effect, unless the Benefits Committee determines otherwise, all outstanding options under the ESPP will automatically be exercised immediately prior to the effective date of any Change of Control and the purchase price for each share of Pep Boys Stock under the ESPP on such purchase date will be equal to eighty-five percent (85%) of the fair market value of Pep Boys Stock immediately prior to the effective date of the Change of Control.  If a Change of Control occurs, the limitation on the aggregate number of shares that a participant may purchase on any given purchase date will continue to apply.

Amendment.  The Board of Directors may amend or terminate the ESPP at any time, with such amendment or termination to become effective immediately following the close of an offering period.  However, the Board of Directors may not amend the ESPP without stockholder approval if such amendment increases the number of shares of Pep Boys Stock issuable under the ESPP except for permissible adjustments in the event of changes in our capitalization, if required to do so under Section 423 of the Internal Revenue Code, or if required to do so under applicable stock exchange requirements.

Termination.  Unless sooner terminated by the Board of Directors, the ESPP will terminate upon the earlier of (i) the date all shares available for issuance under the ESPP have been issued or (ii) the date all options are exercised in connection with a Change of Control.

Benefits Under the ESPP.  The benefits to be received by our executive officers and employees under the ESPP are not determinable because, under the terms of the ESPP, the amounts of future stock purchases are based upon elections made by eligible employees subject to the terms and limits of the ESPP.  Directors who are not employees do not qualify as eligible employees and thus cannot participate in the ESPP.  Future purchase prices are not determinable because they will be based upon the closing selling price of Pep Boys Stock.  No shares of Pep Boys Stock have been issued with respect to the ESPP for which stockholder approval is being sought under this proposal.

On April 8, 2011, the closing price of a share of Pep Boys Stock on the New York Stock Exchange was $13.85.

Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to options that may be awarded under the ESPP.  The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.  The ESPP is not intended to qualify under Section 401 of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.  This description of the federal income tax consequences of the ESPP is not a complete description.  There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences and state, local and foreign tax consequences.  All affected individuals should consult their own advisors regarding their own situation.  This discussion is intended for the information of the shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who will participate in the ESPP.

Under the Internal Revenue Code as currently in effect, a participant in the ESPP will not be deemed to have recognized income, nor will we be entitled to a deduction, upon the participant’s purchase of Pep Boys Stock under the ESPP.  Instead, a participant will recognize income when he or she sells or otherwise disposes of Pep Boys Stock or upon his or her death.

If a participant sells Pep Boys Stock purchased under the ESPP more than two years after the date on which the option to purchase Pep Boys Stock was granted and more than one year after the purchase of Pep Boys Stock (the holding period), a portion of the participant’s gain will be ordinary income and a portion will be capital gain.  The participant will be taxed at ordinary income tax rates on lesser of the excess of the fair market value of the shares at the time the option was granted over the purchase price or the excess of the fair market value of the shares at the time of disposition or death over the purchase price.  The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant’s basis in Pep Boys Stock (the purchase price plus any ordinary income realized).  The capital gain rate will depend on how long Pep Boys Stock is held by the participant.  We will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

If a participant sells Pep Boys Stock before the expiration of the holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of Pep Boys Stock on the purchase date exceeded the purchase price.  We generally will be entitled to a corresponding deduction.  The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant’s basis in Pep Boys Stock (the purchase price plus any ordinary income realized).  The capital gain rate will depend on how long Pep Boys Stock is held by the participant.

EQUITY COMPENSATION PLAN INFORMATION

The following chart provides information regarding all of our equity compensation plans as of April 8, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,934,735	$6.24	1,377,152

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE APPROVAL OF OUR EMPLOYEE STOCK PURCHASE PLAN

(ITEM 6)     SHAREHOLDER PROPOSAL REGARDING

LOWERING THE THRESHOLD REQUIRED TO CALL A SPECIAL MEETING OF SHAREHOLDERS

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 has notified us that he intends to introduce the following resolution at the meeting:

Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary unilaterally (to the fullest extent permitted by law) to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage permitted by law above 10%) the power to call a special shareowner meeting.

This includes that such bylaw and/or charter text will not have any exclusionary or prohibitive language in regard to calling a special meeting that apply only to shareowners but not to management and/or the board (to the fullest extent permitted by law).

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowner input on the timing of shareowner meetings is especially important during a major restructuring — when events unfold quickly and issues may become moot by the next annual meeting.  This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support at CVS Caremark, Sprint, Safeway and Motorola.

The merit of this Special Shareowner Meeting proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com. an independent investment research firm, rated our company “Moderate Concern” in Executive Pay - only 52% of executive pay was incentive based.

The Corporate Library said long-term executive incentives consisted solely of market-priced stock options that vest over time. Market-priced stock options are a risk for shareholders because they may give executives pay due to a rising market alone, regardless of individual executive performance. Performance-vesting restricted stock units for executives covered a three-year performance period (not a 5-years period) and were two-thirds based on return on invested capital, one of the same performance measures already used for our executive’s annual plan.

Both Jane Scaccetti, chair of our Audit Committee, and John Sweetwood, chair of our Nomination Committee had no other major corporate directorship experience. Shan Atkins, chair of our Executive Pay committee, was on the Shoppers Drug Mart Corporation board, which was rated “High Concern” in Executive Pay by The Corporate Library.

Directors with experience at boards rated “D” by The Corporate Library included Irvin Reid at Mack-Cali Realty Corporation (CLI), Nick White at Dillard’s, Inc. (DDS) and Robert Hotz at Universal Health Services (UBS). Finally, James Mitarotonda was a director at Griffon Corporation (GFF) rated “F.”

Please encourage our board to respond positively to this proposal to initiate improved corporate governance and financial performance: Special Shareowner Meetings - Yes on (Item 6).

PEP BOYS’ STATEMENT IN OPPOSITION TO THE FOREGOING SAHREHOLDER PROPOSAL

The Board of Directors recognizes its accountability to shareholders and supports the right of shareholders to call special meetings.  However, the Board also recognizes that special shareholder meetings are significant undertakings that require considerable expense and management attention.  Accordingly, our Bylaws permit the holders of 15% of the common stock to call special meetings.  The Board believes that this 15% threshold provides an appropriate balance between ensuring the Board’s accountability to a majority of shareholders and enabling the Board and management to operate the Company effectively.

Allowing 10% of the outstanding common stock to call a special meeting, as contemplated by the proposal, could allow a small minority of shareholders, who may not be focused on the long-term interests of all stockholders, to exert undue influence by causing the Company to hold one or more special meetings outside of the traditional annual meeting cycle, even if those shareholders are advocating an issue that is not supported by a majority of the Company’s stockholders.

Moreover, the Board’s governance practices and policies demonstrate its commitment to being accountable to the Company’s investors.

• Declassified Board — All Directors Elected Annually

• Majority Voting in Uncontested Elections of Directors

• Separated Roles of Chairman of the Board and Chief Executive Officer

• No Shareholder Rights (Poison Pill) Plan

Accordingly, the Board of Directors believes that the proposal should be evaluated in the context of the Company’s overall corporate governance.

For these reasons we believe that this proposal is unnecessary, that it would divert Company resources and deliver no benefit to shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“AGAINST”

THE SHAREHOLDER PROPOSAL REGARDING LOWERING THE THRESHOLD

REQUIRED TO CALL A SPECIAL MEETING OF SHAREHOLDERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% holders to file initial reports of ownership and reports of changes in ownership of Pep Boys Stock.  Based solely upon a review of copies of such reports, we believe that during fiscal 2010, our directors, executive officers and 10% Holders complied with all applicable Section 16(a) filing requirements.

COST OF SOLICITATION OF PROXIES

The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by us.  In addition to the mailing of the proxy materials, solicitations may be made in person or by telephone by our directors, officers or employees or independent parties engaged to solicit proxies.

PROPOSALS OF SHAREHOLDERS

All proposals which any shareholder wishes to present at the 2012 Annual Meeting and to have included in the Board of Directors’ proxy materials relating to that meeting must be received no later than December 30, 2011.  Such proposals should be sent to:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

Any shareholder proposal that does not comply with the applicable requirements of rule 14a-8 under the Securities Exchange Act of 1934 will not be included in the Board of directors’ proxy materials for the 2012 Annual Meeting.

Our bylaws provide an alternative procedure for submitting shareholder proposals.  While a shareholder proposal submitted in accordance with the following procedures may be presented at a meeting, such proposal is not required to be included in any Board of Directors’ proxy materials relating to that meeting.  In order to present an item of business at a shareholders’ meeting, a shareholder’s notice must be received by us not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting.  If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received by us within ten days of the date of such public announcement will be considered timely.  The shareholder’s notice should be sent to:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

The shareholder’s notice shall set forth all of the following information:

•             the name and address of the shareholder;

•             a representation that the shareholder intends to appear in person or by proxy at the meeting; and

•             a general description of each item of business proposed to be brought before the meeting.

The presiding officer of the meeting may refuse to consider any business attempted to be brought before any shareholder meeting that does not comply with these procedures.

ANNUAL REPORT ON FORM 10-K

WE WILL PROVIDE, FREE OF CHARGE, UPON THE WRITTEN REQUEST OF ANY PERSON SOLICITED BY THE PROXY STATEMENT, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR.  SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

Exhibit A

THE PEP BOYS — MANNY, MOE & JACK

EMPLOYEE STOCK PURCHASE PLAN

1.                   PURPOSE OF THE PLAN

This Plan is intended to promote the interests of the Company, by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan designed to qualify under Code section 423.  The Plan is not intended and shall not be construed as constituting an “employee benefit plan” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.  Capitalized terms herein shall have the meanings assigned to such terms in Article 2.

2.                   DEFINITIONS

(a)                    “1933 Act” shall mean the Securities Act of 1933, as amended.

(b)                   “Board” shall mean the Company’s Board of Directors.

(c)                    “Change of Control” shall be deemed to have occurred if:

(i)            individuals who, on the date hereof, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director.

(ii)           any “Person” (as such term is defined in section 3(a)(9) of the Exchange Act and as used in sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Voting Securities”); provided, however, that the event described in this subsection (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary of the Company in which the Company owns more than 50% of the combined voting power of such entity (a “Subsidiary”), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding the Company’s Voting Securities pursuant to an offering of such Voting Securities, or (D) pursuant to a Non-qualifying Transaction (as defined in subsection (iii));

(iii)          a merger, consolidation, statutory share exchange or similar form of corporate transaction is consummated involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company’s Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company’s Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company’s Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)          a sale of all or substantially all of the Company’s assets is consummated.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company’s Voting Securities as a result of the acquisition of the Company’s Voting Securities by the Company which reduces the number of the Company’s Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

(d)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)                    “Common Stock” shall mean the common stock of the Company.

(f)                      “Company” shall mean The Pep Boys — Manny, Moe & Jack.

(g)                   “Company Affiliate” shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.

(h)                   “Cash Compensation” shall mean (i) the regular base salary paid to a Participant by one or more Participating Employers during the Participant’s period of participation in one or more Offering Periods under the Plan plus (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other cash incentive-type payments received during such period.  Such Cash Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate.  However, Cash Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Cash Compensation).

(i)                       “Effective Date” shall mean July 1, 2011.

(j)                       “Eligible Employee” shall mean any person who is employed by a Participating Employer: (i) on a basis under which he or she receives earnings that are considered wages under Code section 3401(a) and (ii) who has completed at least ninety (90) days of service with the Participating Employer (including any periods of service with any predecessor business unit acquired by the Participating Employer (whether by asset purchase, stock purchase, merger or otherwise)).

(k)                    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)        “Fair Market Value” per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading house (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such Stock Exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(m)      “Offering Period” shall mean the period during which shares of Common Stock shall be offered for purchase under the Plan as described in Section 5.

(n)      “Participant” shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

(o)      “Participating Employer” shall mean the Company and each of its Company Affiliates as of the Effective Date.  Each corporation that becomes a Company Affiliate after the Effective Date shall automatically become a Participating Employer effective as of the start date of the first Offering Period coincident or next following the date on which it becomes such Company Affiliate, unless the Plan Administrator determines otherwise prior to the start date of such Offering Period.  Any corporation that ceases as a Company Affiliate after the Effective Date shall automatically cease as a Participating Employer on the date it no longer qualifies as a Company Affiliate.

(p)      “Plan” shall mean The Pep Boys — Manny, Moe & Jack Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.

(q)      “Plan Administrator” shall mean the Benefits Committee or such other committee as the Board subsequently appoints for purposes of administering the Plan.

(r)       “Purchase Date” shall mean the last business day of each Offering Period.

(s)       “Stock Exchange” shall mean the New York Stock Exchange or such successor national securities exchange that serves as the primary market for the Common Stock.

3.                   ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423.  Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.  As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant.  The Plan Administrator may delegate its ministerial duties to one or more subcommittees or to a third party administrator, as it deems appropriate.

4.                   STOCK SUBJECT TO PLAN

(a)       Number of Shares.  Subject to adjustment as described below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is 2,000,000 shares.  The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock, including shares of Common Stock purchased on the open market.

(b)      Adjustment.  If there is any change in the number or kind of shares of Common Stock by reason of any stock split or reverse stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder.  The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive.

5.                   OFFERING PERIODS

(a)       Limitations.  Shares of Common Stock shall be offered for purchase under the Plan through a series of consecutive Offering Periods until such time as the Plan terminates as set forth in Section 10(b).

(b)      Duration of Offering Period.  Each Offering Period shall be of such duration (not to exceed twenty-seven months) as shall be determined by the Plan Administrator prior to the beginning of such Offering Period.  Unless the Plan Administrator determines otherwise before the beginning of the Offering Period, Offering Periods shall commence at three-month intervals on the first day of each January, April, July and October (or the next business day, if such date is not a business day) over the term of the Plan, and each Offering Period shall last for three months, ending on the last day of March, June, September and December, as the case may be (or the next business day, if such date is not a business day).  Accordingly, four separate Offering Periods shall commence in each calendar year during which the Plan remains in existence, unless the Plan Administrator determines otherwise.  The first Offering Period under the Plan shall commence on October 3, 2011.

(c)       Plan Administrator Discretion.  Notwithstanding the foregoing, the Plan Administrator may establish shorter or longer Offering Periods, before the beginning of the applicable Offering Period, as the Plan Administrator deems appropriate.

6.                   ELIGIBILITY

(a)       Commencement of Participation.  Each individual who is an Eligible Employee on the start date of any Offering Period under the Plan may enter that Offering Period on such start date.

(b)      Limitation on Participation.  Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.

(c)       Enrollment Forms.  In order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) at such time prior to the beginning of that Offering Period, as determined by the Plan Administrator. An Eligible Employee who is actively participating in the Plan shall automatically be enrolled as a Participant for the next Offering Period, unless the Eligible Employee elects otherwise by filing the appropriate form with the Plan Administrator (or its designee) at such time prior to the beginning of the next Offering Period as determined by the Plan Administrator.

7.                   PAYROLL DEDUCTIONS

(a)       Elections.  The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of one percent (1%) of the Cash Compensation paid to the Participant during each Offering Period, up to a maximum of ten percent (10%) of Cash Compensation, unless the Plan Administrator determines otherwise.  The deduction rate so authorized shall continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

(i)         The Participant may, at any time during the Offering Period, reduce his or her rate of payroll deduction to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator.  The Participant may not, however, effect more than one such reduction per Offering Period.

(ii)        Prior to the commencement of any new Offering Period, a Participant may increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator.  The new rate (which may not exceed the ten percent (10%) of Cash Compensation maximum, unless the Plan Administrator determines otherwise) shall become effective on the start date of the first Offering Period following the filing of such form.

(b)      Commencement.  Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period.  The amounts so collected shall be credited to a book account established on the Company’s records for the Participant.  No interest shall accrue on the balance from time to time outstanding in such account.  The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c)       Cessation of Payroll Deductions.  Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

(d)      No Requirement to Purchase.  The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.

8.                   PURCHASE RIGHTS

(a)       Grant of Purchase Rights.  A Participant shall be granted a separate purchase right for each Offering Period in which he or she is enrolled.  The purchase right shall be granted on the start date of the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, upon the terms set forth below.  The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(b)      Exercise of the Purchase Right.  Each purchase right shall be automatically exercised on the Purchase Date for the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on the Purchase Date.  The purchase shall be effected by applying the Participant’s payroll deductions for the Offering Period to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

(c)       Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Offering Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the Purchase Date.  The Plan Administrator may change the purchase price prior to the beginning of an Offering Period, provided that the purchase price may not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the Offering Period or (ii) the Fair Market Value per share of Common Stock on the Purchase Date.

(d)      Number of Purchasable Shares.  The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Offering Period by the purchase price in effect for the Participant for that Purchase Date.  However, the maximum number of shares of Common Stock that may be purchased by a Participant on any one Purchase Date shall not exceed 10,000 shares, subject to adjustment as described in Section 4(b) and the accrual limitation under Article 9 below.  The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitations to be in effect for the number of shares that may be purchased by a Participant on each Purchase Date, subject to the accrual limitation under Article 9 below.

(e)       Excess Payroll Deductions.  Any payroll deductions that are not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date.  However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant shall be promptly refunded.

(f)       Suspension of Payroll Deductions.  In the event that a Participant is, by reason of the accrual limitations in Article 9, precluded from purchasing additional shares of Common Stock on a Purchase Date, then no further payroll deductions shall be collected from such Participant with respect to that Purchase Date.  Payroll deductions shall automatically resume on behalf of the Participant at the beginning of the first Offering Period in which the Participant can again participate, unless terminated by the Participant as provided in Section 8(g) below.

(g)      Withdrawal from Offering Period.  The following provisions shall govern the Participant’s withdrawal from an Offering Period:

(i)            A Participant may withdraw from the Offering Period in which he or she is enrolled at any time prior to the Purchase Date (or by such other date as the Plan Administrator determines) by filing the appropriate form with the Plan Administrator (or its designee) within the time period required by the Plan Administrator prior to the Purchase Date (or such other date as the Plan Administrator determines), and no further payroll deductions shall be collected from the Participant with respect to that Offering Period.  Any payroll deductions collected during the Offering Period in which such withdrawal occurs shall, at the Participant’s election, be promptly refunded or held for the purchase of shares on the Purchase Date.  If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Offering Period in which such withdrawal occurs shall be promptly refunded.

(ii)           The Participant’s withdrawal from an Offering Period shall be irrevocable, and the Participant may not subsequently rejoin that Offering Period at a later date.  In order to resume participation in any subsequent Offering Period, the individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the beginning of that Offering Period.

(h)      Termination of Purchase Right.  The following provisions shall govern the termination of outstanding purchase rights:

(i)            If a Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, the Participant’s purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Offering Period in which the purchase right so terminates shall be promptly refunded to the Participant.

(ii)           If a Participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable at any time prior to the Purchase Date (or by such other date as the Plan Administrator determines), to (A) withdraw all the payroll deductions collected to date on his or her behalf for that Offering Period or (B) have such funds held for the purchase of shares on his or her behalf on the Purchase Date.  In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave.  Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled start date into the applicable Offering Period.

(i)        Change of Control.  Unless the Plan Administrator determines otherwise prior to the beginning of the Offering Period, immediately prior to the effective date of any Change of Control, each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each Participant for the Offering Period in which the Change of Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to (unless the Plan Administrator determines otherwise prior to the beginning of the particular Offering Period)  85% of the Fair Market Value per share of Common Stock immediately prior to the effective date of the Change of Control.  The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.  The Company shall use its reasonable efforts to provide at least ten days’ prior written notice of the occurrence of any Change of Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.

(j)        Proration of Purchase Rights.  If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be promptly refunded.

(k)       Assignability.  A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

(l)        Stockholder Rights.  A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

(m)      ESPP Brokerage Account.  The shares of Common Stock purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm.  The account will be known as the ESPP Brokerage Account.  Unless the Plan Administrator determines otherwise, the following policies and procedures shall be in place for any shares deposited into the Participant’s ESPP Brokerage Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition under U.S. federal tax laws:

(i)            Unless the shares are sold, the shares must be held in the ESPP Brokerage Account until the later of the following two periods: (x) the end of the two-year period measured from the start date of the Offering Period in which the shares were purchased and (y) the end of the one-year period measured from the actual Purchase Date of those shares.

(ii)           Unless the shares are sold, the deposited shares shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the required holding period for those shares is satisfied.  Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms.  After the required holding period, the shares may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

(iii)          The foregoing procedures shall not in any way limit when the Participant may sell his or her shares.  These procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account.  In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account.  However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.

(iv)          The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in employee status.

9                      ACCRUAL LIMITATIONS

(a)       Dollar Limitation.  Notwithstanding anything in the Plan to the contrary, no Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase more than twenty-five thousand dollars ($25,000) worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding.

(b)      Application of Dollar Limitation.  For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall apply:

(i)            The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date on which such right remains outstanding.

(ii)           No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to twenty-five thousand dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year in which such rights were at any time outstanding.

(iii)          If a purchase right is outstanding in more than one calendar year, then Common Stock purchased pursuant to the exercise of such purchase right shall be applied first, to the extent allowable under this Article, against the $25,000 limitation for the earliest year in which the purchase right was outstanding, then against the $25,000 limitation for each succeeding year, in order.

(c)       Refund.  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions that the Participant made during that Offering Period with respect to such purchase right shall be promptly refunded.

(d)      Conflict.  In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

10.              EFFECTIVE DATE AND TERM OF THE PLAN

(a)       Effective Date.  The Plan was adopted by the Board on March 29, 2011, and shall become effective at the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the shareholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation have been met.  In the event such stockholder approval is not obtained at the 2011 Annual Shareholders Meeting, or such compliance is not effected, the Plan shall terminate and have no further force or effect.

(b)      Term.  Unless sooner terminated by the Board, the Plan shall terminate upon the first to occur of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change of

Control.  No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

11.            AMENDMENT AND TERMINATION

(a)       Amendment; Termination.  The Board may alter, amend, suspend or terminate the Plan at any time, to become effective immediately following the close of any Offering Period.  In the event of Plan termination, any outstanding payroll deductions that are not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be promptly refunded to such Participants.

(b)      Stockholder Approval.  In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) if required to do so under Code section 423 or (iii) if required to do so under applicable Stock Exchange requirements.

12.            GENERAL PROVISIONS

(a)       Death.  In the event of the death of a Participant, the Company shall deliver any shares of Common Stock, cash or both shares of Common Stock and cash held for the benefit of Participant to the executor or administrator of the estate of the Participant.

(b)      Expenses.  All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

(c)       No Right of Employment.  Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

(d)      Withholding.  If and to the extent that any stock purchases or sales under this Plan are subject to federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to the Participant.

(e)       Transferability.  Neither payroll deductions credited to a Participant nor any rights with regard to the exercise a purchase right under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8(g).

(f)       Voting.  The Participant shall have no voting rights in shares that he or she may purchase pursuant to the Plan until such shares of Common Stock have actually be purchased by the Participant.

(g)      Governing Law.  The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THE PEP BOYS - MANNY, MOE & JACK M35641-P10549 For Against Abstain THE PEP BOYS - MANNY, MOE & JACK 3111 WEST ALLEGHENY AVENUE PHILADELPHIA, PA 19132 ATTN: BRIAN ZUCKERMAN For Against Abstain 1b. John T. Sweetwood 3. Advisory vote to conduct future advisory votes on executive compensation. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1a. Jane Scaccetti 1. Election of Directors VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1d. Robert H. Hotz 1c. M. Shân Atkins 1f. Nick White 1e. James A. Mitarotonda 1h. Irvin D. Reid 1g. James A. Williams 1j. Max L. Lukens 1i. Michael R. Odell Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0 0 0 The Board of Directors recommends you vote FOR the following proposal: 0 0 0 2. Advisory resolution on executive compensation. For Against Abstain 1 Year 2 Years 3 Years Abstain The Board of Directors recommends you vote 1 YEAR on the following proposal: 0 0 0 0 4. Ratification of the appointment of our independent registered public accounting firm. The Board of Directors recommends you vote FOR proposals 4 and 5. 5. Approval of our Employee Stock Purchase Plan. 6. Shareholder proposal regarding lowering the threshold required to call a special meeting of shareholders, if presented by its proponent. The Board of Directors recommends you vote AGAINST the following proposal: 0 0 0 For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THE PEP BOYS - MANNY, MOE & JACK Annual Meeting of Shareholders June 15, 2011 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Raymond L. Arthur, Brian D. Zuckerman, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Pep Boys-Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, 1 YEAR ON PROPOSAL NUMBER 3, FOR PROPOSAL NUMBER 4, FOR PROPOSAL NUMBER 5 AND AGAINST PROPOSAL NUMBER 6 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF ANY POSTPONEMENT OR ADJOURNMENT THEREOF. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. M35642-P10549

M35646-P10549 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. THE PEP BOYS - MANNY, MOE & JACK *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 15, 2011 THE PEP BOYS - MANNY, MOE & JACK 3111 WEST ALLEGHENY AVENUE PHILADELPHIA, PA 19132 ATTN: BRIAN ZUCKERMAN Meeting Information Meeting Type: Annual Meeting For holders as of: April 08, 2011 Date: June 15, 2011 Time: 9:00 AM EDT Location: Hilton Philadelphia City Avenue 4200 City Avenue Philadelphia, PA 19132 See the reverse side of this notice to obtain proxy materials and voting instructions.

M35647-P10549 Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Vote In Person: You may vote the shares at the meeting if you or your authorized proxy attends the meeting. Even if you plan on attending the meeting, we encourage you to vote the shares by proxy by using the Internet or by mail. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 11, 2011 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Before You Vote How to Access the Proxy Materials 1. Combined Document Proxy Materials Available to VIEW or RECEIVE: . XXXX XXXX XXXX . XXXX XXXX XXXX How To Vote Please Choose One of the Following Voting Methods . XXXX XXXX XXXX

Voting Items 1b. John T. Sweetwood 3. Advisory vote to conduct future advisory votes on executive compensation. 1a. Jane Scaccetti 1. Election of Directors The Board of Directors recommends you vote FOR the following: 1d. Robert H. Hotz 1c. M. Shân Atkins 1f. Nick White 1e. James A. Mitarotonda 1h. Irvin D. Reid 1g. James A. Williams 1j. Max L. Lukens 1i. Michael R. Odell The Board of Directors recommends you vote FOR the following proposal: 2. Advisory resolution on executive compensation. 4. Ratification of the appointment of our independent registered public accounting firm. 5. Approval of our Employee Stock Purchase Plan. 6. Shareholder proposal regarding lowering the threshold required to call a special meeting of shareholders, if presented by its proponent. The Board of Directors recommends you vote AGAINST the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. M35648-P10549 The Board of Directors recommends you vote 1 YEAR on the following proposal: The Board of Directors recommends you vote FOR proposals 4 and 5.

M35649-P10549